UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TYLER TECHNOLOGIES INC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2022
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 12, 2022, at 9:00 a.m. Central Time. The meeting will be held in a virtual-only format at www.virtualshareholdermeeting.com/TYL2022. Details of the business to be conducted are given in the attached Notice of Annual Meeting and Proxy Statement.
These matters are more fully described in the Proxy Statement accompanying this Notice. Because the 2022 Annual Meeting of Stockholders will be held via the Internet only, the accompanying proxy materials include instructions on how to attend the meeting and the means by which you may vote and submit questions during the meeting. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote electronically even if they have returned a proxy. Participation in the live virtual meeting will be considered in-person attendance.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Tyler Technologies.
Yours very truly,

JOHN S. MARR, JR. Executive Chair of the Board

TYLER TECHNOLOGIES, INC.
5101 Tennyson Parkway
Plano, Texas 75024
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2022
To the Stockholders of TYLER TECHNOLOGIES, INC.:
The annual meeting of stockholders will be held in a virtual-only format at www.virtualshareholdermeeting.com/TYL2022, on Thursday, May 12, 2022, at 9:00 a.m. Central Time. Instructions for accessing the meeting are provided in the “Other Helpful Information” section at the end of the proxy materials.
At the meeting, you will be asked to:
(1)	elect eight directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;
(2)	approve an amendment to our restated certificate of incorporation for a stockholder majority vote requirement for mergers, share exchanges and certain other transactions;
(3)	approve an amendment to our restated certificate of incorporation to permit stockholders holding at least 20% of the voting power to call a special meeting of stockholders;
(4)	approve an amendment to our restated certificate of incorporation to provide stockholders holding at least 20% of outstanding shares with the right to request stockholder action by written consent;
(5)	approve an advisory resolution on executive compensation; and
(6)	ratify the selection of our independent auditors for fiscal year 2022.
Only stockholders of record as of March 18, 2022, may vote at the annual meeting.
All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy material. Please reference the “Voting Methods” portion of the “Other Helpful Information” section. Your prompt response will reduce the time and expense of solicitation.
The enclosed 2021 Annual Report does not form any part of the proxy solicitation material.
By Order of the Board of Directors

ABIGAIL DIAZ Chief Legal Officer Corporate Secretary

Plano, Texas
April 7, 2022

2	2022 Proxy Statement

Page
GENERAL INFORMATION	5
Proposals	5
Director Nominees	6
Corporate Governance Facts: At A Glance	7
Compensation Facts: At A Glance	7
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
Security Ownership of Directors and Management	9
Delinquent Section 16(a) Reports	10
PROPOSALS FOR CONSIDERATION	11
Proposal One – Election of Directors	11
Director Nominees and Executive Officers	15
Proposal Two – Amendment to Our Restated Certificate of Incorporation for A Stockholder Majority Vote Requirement for Mergers, Share Exchanges and Certain Other Transactions	21
Proposal Three – Amendment to Our Restated Certificate of Incorporation to Permit Stockholders Holding At Least 20% of the Voting Power to Call a Special Meeting of Stockholders	22
Proposal Four – Amendment to Our Restated Certificate of Incorporation to Provide Stockholders Holding At Least 20% of Outstanding Shares with the Right to Request Stockholder Action by Written Consent	24
Proposal Five – Advisory Approval of Our Executive Compensation	25
Proposal Six – Ratification of Our Independent Auditors for Fiscal Year 2022	26
OPERATIONS OF THE BOARD AND ITS COMMITTEES	27
General Information	27
Board Leadership Structure	27
The Board’s Role in Risk Oversight	27
Board and Committee Independence	28
Meetings of the Board of Directors and Committees	28
Annual Self-Evaluations	28
Board Committees	28
Non-Employee Director Compensation	30
Director & Officer Liability Insurance Policies	31
Communications with Our Board of Directors	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
REPORT OF THE AUDIT COMMITTEE	34
CORPORATE GOVERNANCE PRINCPLES	35
Corporate Governance Guidelines	35
Code of Business Conduct and Ethics	35
Anti-Bribery Policy	36
Whistleblower Policy	36
Stock Ownership Guidelines	36
Stock Anti-Hedging and Pledging Policy	36
Corporate Responsibility	36
STOCKHOLDER ENGAGEMENT	39
COMPENSATION DISCUSSION AND ANALYSIS	40
EXECUTIVE SUMMARY	40
2021 Business Highlights	40
2021 Executive Compensation Summary	41
COMPENSATION PHILOSOPHY AND OBJECTIVES	42
Elements of Executive Compensation	42
Executive Compensation Related Policies and Practices	43
PROCESS FOR SETTING EXECUTIVE COMPENSATION	44
Role of our CEO and the other Named Executive Officers	44

2022 Proxy Statement 3

4	2022 Proxy Statement

GENERAL INFORMATION
This Proxy Statement and accompanying form of proxy, solicited on behalf of the Board of Directors, are first being sent to stockholders on or about April 7, 2022.
This summary highlights information contained elsewhere in this Proxy Statement, and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.
Proposals
Stockholders are being asked to vote on the following matters at the 2022 Annual Meeting.
Proposal One	Election of Directors	Majority	FOR	page 11
Proposal Two	Amendment to Our Restated Certificate of Incorporation for A Stockholder Majority Vote Requirement for Mergers, Share Exchanges and Certain Other Transactions	66.67%	FOR	page 21
Proposal Three	Amendment to Our Restated Certificate of Incorporation to Permit Stockholders Holding At Least 20% of The Voting Power to Call a Special Meeting of Stockholders	66.67%	FOR	page 22
Proposal Four	Amendment to Our Restated Certificate of Incorporation to Provide Stockholders Holding At Least 20% of Outstanding Shares with the Right to Request Stockholder Action by Written Consent	66.67%	FOR	page 24
Proposal Five	Advisory Approval of Our Executive Compensation	Majority	FOR	page 25
Proposal Six	Ratification of Our Independent Auditors for Fiscal Year 2022	Majority	FOR	page 26

2022 Proxy Statement 5

Director Nominees
The following table summarizes certain attributes of each director nominee. Each item, including the age and tenure calculations, is current as of the 2022 Annual Meeting.
	Glenn A. Carter	Brenda A. Cline	Ronnie D. Hawkins, Jr.	Mary L. Landrieu	John S. Marr, Jr.	H. Lynn Moore, Jr.	Daniel M. Pope	Dustin R. Womble
Board Tenure (Years)	8	8	1	2	20	5	6	17
Age (Years)	66	61	66	66	62	54	59	63
Gender (Male/Female)	M	F	M	F	M	M	M	M
Race/Ethnicity:
African American/Black			•
Caucasian/White	•	•		•	•	•	•	•
Independent Director	•	•	•	•			•
Committee(s)	NGC (C) Comp	Audit (C) NGC	Comp	Audit NGC	Exec (C)	Exec	Comp (C) Audit
NGC = Nominating and Governance Committee
Audit = Audit Committee
Comp = Compensation Committee
Exec = Executive Committee
(C) = Chair
Each nominee has indicated that they are able and willing to serve as a director. If any of the nominees becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the Board of Directors.

6	2022 Proxy Statement

Corporate Governance Facts: At A Glance
Recent Enhancements Include:

•	Amended our Bylaws to provide for proxy access right
•	Endorsed proposal to amend our Restated Certificate of Incorporation to update three stockholder rights provisions
•	Named to Dow Jones Sustainability Index (DJSI) North America
•	Formalized Audit Committee’s oversight responsibility for information security matters
•	Adopted Internal Audit Charter and Lead Independent Director Charter
•	Adopted Anti-Bribery Policy to supplement Code of Business Conduct and Ethics
•	Published Tyler tax policy
Board and Committee Summary

•	Current Board size: 8
•	Current number of independent directors: 5
•	Board committees consisting entirely of independent directors: Audit, Nominating and Governance, and Compensation
•	All directors attended at least 75% of meetings held
•	All directors are elected annually
•	Majority voting standard for directors in uncontested elections
•	Plurality carveout for contested elections
•	Director resignation policy
•	Separate Board Chair and CEO
•	Lead Independent Director appointed
•	Independent directors to meet in executive sessions
•	Board and committees conduct annual self-evaluations
•	Stock anti-hedging and pledging policy in effect
•	Risk oversight by full board and as allocated to committees
•	Annual advisory vote on executive compensation
•	Stock ownership requirements for directors and executive officers
•	Executive compensation recovery policy
Stockholder Rights Snapshot

•	Board adopted proxy access bylaw
•	Tyler is not a controlled company
•	The Board is not a classified board
•	No cumulative voting
•	Board has ability to issue blank-check preferred stock
•	Board is recommending majority vote requirement for mergers, share exchanges, and certain other transactions (see Proposal Two)
•	Board is recommending stockholder ability to call special meetings (see Proposal Three)
•	Board is recommending stockholder ability to request action by written consent (see Proposal Four)
Compensation Facts: At A Glance
Our executive compensation program is designed and administered to reward for performance which drives stockholder value based on the following objectives:
•	Provide compensation that attracts, motivates, retains and rewards a talented executive team with deep experience in the public sector and the technology industry;
•
Design compensation to prevent excessive risk taking and reward for responsible cost management with a mix of compensation elements balanced between fixed pay, annual incentives, and long-term incentives; and

•
Deliver compensation based on the achievement of key operational results and long-term strategic objectives which drive Company performance and align executive compensation with increased stockholder value.

2022 Proxy Statement 7

To achieve these objectives, elements of our compensation program include:
•
A mix of fixed compensation, short-term incentives, and long-term incentives to provide total compensation designed to attract and retain executive talent and reward sustained strong performance. More than two-thirds of total target compensation to Named Executive Officers provided as “at risk” compensation

•	More than two-thirds of total target compensation to Named Executive Officers provided as “at risk” compensation
•	Performance-based incentives linked to achievement of annual and long-term growth goals
•	No material non-cash benefits, deferred compensation benefits, or other executive perquisites
•	Health and welfare benefits provided to Named Executive Officers on the same terms as broadly available to Company employees
•	Executive compensation subject to an executive compensation recovery policy
•	Executive requirements to hold a meaningful ownership stake in the Company, consistent with our stock ownership guidelines
•	Caps and appropriate controls to ensure excessive risk is not incentivized
•	Prohibition on stock option exchanges or repricing without stockholder approval
•	Minimum one-year vesting period under our 2018 Stock Incentive Plan
•	Enforcement of a stock anti-hedging and pledging policy
•	An annual stockholder advisory vote on Named Executive Officer compensation
•	Engagement with stockholders on executive compensation perspectives
•	Elimination of single-trigger change in control provisions which expire when 2018 Named Executive Officer employment agreements expire in 2023
•	Conduct of an annual compensation-related risk assessment
•	No excise tax payments or “gross ups” on future post-employment compensation to our Named Executive Officers
•
Annual peer group competitive analysis using publicly traded companies of similar size, most of which are in the enterprise software space, supplemented with a review of compensation data from the Radford Global Technology Survey

Our Compensation Committee, comprised entirely of independent directors, is responsible for overseeing our executive compensation program.

8	2022 Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of our Common Stock as of March 18, 2022, by (i) each beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee, (iii) each “Named Executive Officer” (as defined in the SEC’s Regulation S-K), and (iv) all of our executive officers and directors as a group.
Security Ownership of Directors and Management
Name and Address of Beneficial Owner(1)	Direct(2)	Options Exercisable Within 60 Days(3)	Stock Awards Vesting Within 60 Days(4)	Other(5)	Total	Percent of Class(6)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,243,121(7)	—	—	—	4,243,121	10.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,536,823(8)	—	—	—	4,536,823	11.0%
Directors and Nominees
Glenn A. Carter	1,053	17,000	634	—	18,687	*
Brenda A. Cline	—	10,000	634	4,002(9)	14,636	*
Ronnie D. Hawkins, Jr.	—	—	634	—	634	*
Mary L. Landrieu	753	—	634	—	1,387	*
Daniel M. Pope	2,576	5,000	634	—	8,210	*
Dustin R. Womble	138,084(10)	1,231	634	—	139,949	*
Named Executive Officers
John S. Marr, Jr.	63,638	149,349	—	45,150(11)	258,137	*
H. Lynn Moore, Jr.	85,567	159,600	—	—	245,167	*
Brian K. Miller	40,383	34,500(12)	—	17,455(13)	92,338	*
Jeffrey D. Puckett(14)	5,145	54,498	—	—	59,643	*
Directors and executive officers as a group (10 persons)	337,199	431,178	3,804	66,607	838,788	2.0%
*	Less than one percent of our outstanding common stock
(1)	Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5101 Tennyson Parkway, Plano, Texas 75024.
(2)	“Direct” represents shares as to which each named individual has sole voting or dispositive power.
(3)	“Options Exercisable within 60 Days” reflects the number of shares that could be purchased by exercise of options at March 18, 2022, or within 60 days thereafter.
(4)	“Stock Awards Vested within 60 Days” reflects the number of restricted stock units that will vest and be settled in shares at March 18, 2022, or within 60 days thereafter.
(5)	“Other” represents the number of shares of common stock as to which the named entity or individual share (or may be deemed to share) voting and dispositive power with another entity or individual(s).
(6)
Based on 41,431,247 shares of our common stock issued and outstanding at March 18, 2022. Each stockholder’s percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of (i) 41,431,247 plus (ii) the number of shares such owner has the right to acquire within 60 days.

(7)
Based on information reported by BlackRock, Inc. on Amendment No.14 to Schedule 13G that was filed with the SEC on January 27, 2022. BlackRock, Inc. is deemed to have beneficial ownership of all of these shares, which includes sole voting power for 3,881,004 shares and sole investment power for all 4,243,121 shares.

(8)
Based on information reported by The Vanguard Group on Amendment No. 10 to Schedule 13G that was filed with the SEC on February 9, 2022. The Vanguard Group is deemed to have beneficial ownership of these shares, which includes sole voting power of 0 shares, sole investment power of 4,368,233 shares, shared voting power of 168,590 shares, and shared investment power of 69,873 shares.

(9)
The shares are owned by a family limited partnership in which Ms. Cline and her husband each own a 49% limited partner interest and the general partner, a limited liability company, owns a 2% general partner interest. The general partner is equally owned by Ms. Cline and her husband. Ms. Cline disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(10)	Includes: 25,200 shares of common stock pledged to secure personal debt and 27,894 shares of common stock held in a margin account.

2022 Proxy Statement 9

(11)
Includes: (a) 39,500 shares of common stock held in a partnership in which Mr. Marr is the general partner and has sole voting and investment power (the partnership is owned 99% by a trust in which Mr. Marr’s disclaims beneficial ownership and 1% by the general partner); and (b) 5,650 shares held in two trusts for which Mr. Marr is a co-trustee and is deemed to have shared voting and dispositive power. Mr. Marr disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)
Includes: (a) 4,583 shares which are owned by a family trust for which one of Mr. Miller’s children is a beneficiary and Mr. Miller is the trustee; and (b) 4,743 shares which are owned by a family trust for which one of Mr. Miller’s children is a beneficiary and Mr. Miller is the trustee. Mr. Miller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13)
The shares are owned by a family trust for which Mr. Miller’s spouse is the beneficiary and trustee. Mr. Miller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14)	Mr. Puckett is a Named Executive Officer effective May 11, 2021.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more stockholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely upon (i) our review of the copies of the forms we received during 2021 and (ii) written representations from our directors and executive officers, we believe that all of our directors, officers, and 10% or more stockholders complied with all Section 16(a) filing requirements during 2021, with three exceptions. Filings were made on December 6, 2021, on behalf of each of Messrs. Marr, Miller, and Puckett with respect to a December 1, 2021, option grant due to technical problems with filings attempted on December 3, 2021.

10	2022 Proxy Statement

PROPOSALS FOR CONSIDERATION
Proposal One – Election of Directors
At the annual meeting, you will be asked to elect a board of eight directors. The nominees for director are: Glenn A. Carter; Brenda A. Cline; Ronnie D. Hawkins, Jr.; Mary L. Landrieu; John S. Marr, Jr.; H. Lynn Moore, Jr.; Daniel M. Pope; and Dustin R. Womble. For more information regarding these nominees and their qualifications, see “Director Nominees and Executive Officers.”
Majority Voting Standard
Under our bylaws, directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “withhold” applicable to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withhold” applicable to a director nominee. Any nominee who does not receive a majority of votes cast “for” their election would be required to tender their resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the stockholder vote, the Nominating and Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. Cumulative voting for the election of directors is not permitted. In a contested election, the required vote would be a plurality of votes cast.
Criteria for Selecting Director Nominees
Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees, which includes the following qualifications:
•	Sound personal and professional integrity
•	An inquiring and independent mind
•	Practical wisdom and mature judgment
•	Broad training and experience at the policy-making level of business, finance and accounting, government, education, or technology
•	Expertise that is useful to Tyler and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained
•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership
•	Commitment to serve on the Board for several years to develop knowledge about our business
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance
•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to Tyler or our stockholders
In identifying nominees for director, the Board of Directors focuses on ensuring that it reflects a diversity of experiences and backgrounds that will complement our business and enhance the function of the Board. The Board prefers a mix of backgrounds and experience among its members. The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of board service.
Following the 2022 annual meeting, our Board of Directors will be composed of eight individuals, including two employee directors. We believe the mix of outside experience from our independent directors coupled with the specific industry experience of our employee directors provides an appropriate diversity of experience to effectively manage our business. In addition, each independent director has extensive public sector, chief executive officer, and/or or other executive leadership position experience with businesses of varying size in various industries, and/or with local, state, or federal government. A substantial majority of our directors have valuable experience in building and sustaining a successful business enterprise. In addition, our two most recent director additions include one woman and one racially diverse candidate.
The Nominating and Governance Committee believes that the above-mentioned attributes and business experience, coupled with the diverse backgrounds summarized above, provide us with the perspectives, insights and judgment necessary to guide our strategies and monitor their execution. For additional discussion, please see the section on “Board Diversity,” below.

2022 Proxy Statement 11

Stockholder-Recommended Director Candidates
Our Nominating and Governance Committee considers director candidates nominated to the Board of Directors at an annual meeting of stockholders by a stockholder entitled to vote for the election of directors at that meeting. A nominating stockholder must comply with the notice procedures set forth in Article III, Section 4 of the Company’s bylaws. The Nominating and Governance Committee may require any proposed nominee to provide additional information reasonable required to determine the eligibility of the proposed nominee to serve as director.
The Company’s Corporate Secretary must receive any stockholder nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the case of an annual meeting which is held more than 30 days before or 70 days after such anniversary date, or if no annual meeting was held in the preceding year, then in order for the notice by the stockholder to be considered timely, it must be received no earlier than 120 days prior to the annual meeting and no later than 90 days before the annual meeting or the close of business on the 10th day following the first public announcement of the annual meeting, whichever is later.
Director Nominee Qualifications
The Board and the Nominating and Governance Committee look for directors who have qualifications that are relevant to Tyler, that support our various strategic initiatives, and that serve the interests of our stockholders. The table below summarizes why the qualifications we have highlighted are of particular importance to Tyler, and how the composition of our current Board, comprised of our director nominees, as a whole meets those areas of importance.
Qualification	Relevance to Tyler	Board Composition
Accounting/Auditing	We operate in a complex financial environment with disclosure requirements, internal controls, and detailed business processes.	3
Business Operations	We have significant business operations focused on business development and sales, implementation, support and maintenance, product development, marketing, and various back-house operations, including cloud hosting services.	7
Capital Management	We allocate capital in various ways to run our operations, grow our core businesses, invest in our products, add to our technology portfolio, and return value to our stockholders.	8
Corporate Governance	We require the effective and transparent corporate oversight, ethics and responsibility expected of a public company.	5
Cybersecurity	We are committed to providing our products and services in a secure manner, protecting the integrity of the information we service and the privacy of our constituents.	4
Financial Literacy	We are routinely involved in or managing complex financial transactions and/or reporting requirements.	8
Industry Experience	We believe that experience in the software industry is relevant to an understanding of our business, strategy and marketplace.	6
Other Public Board(s)	We value the experience that comes with having served on another public board or boards.	2
Public Company Executive	We rely on directors with experience leading a large organization that is publicly traded for the practical insights on issues such as transparency, accountability and integrity.	3
Public Sector Service	We empower the public sector, and find deep benefits in counting current or former leaders from local, state and federal government agencies among our directors.	3
Risk Management	We must develop, maintain, and continuously improve policies and procedures that effectively manage compliance and risk.	8

12	2022 Proxy Statement

This table corresponds each qualification and experience summarized above with our director nominees.
Qualifications & Experience	Glenn A. Carter	Brenda A. Cline	Ronnie D. Hawkins, Jr.	Mary L. Landrieu	John S. Marr, Jr.	H. Lynn Moore, Jr.	Daniel M. Pope	Dustin R. Womble
Accounting/Auditing		•		•			•
Business Operations	•	•	•		•	•	•	•
Capital Management	•	•	•	•	•	•	•	•
Corporate Governance	•	•		•	•	•
Cybersecurity			•		•	•	•
Financial Literacy	•	•	•	•	•	•	•	•
Industry Experience	•		•		•	•	•	•
Other Public Company Board(s)		•		•
Public Company Executive					•	•		•
Public Sector Service			•	•			•
Risk Management	•	•	•	•	•	•	•	•
Board Diversity
We champion a diversity of experience, skills, viewpoints, and backgrounds, including but not limited to the diversity of race, ethnicity, gender, geography and/or areas of expertise. More than one-third of our directors are diverse in terms of race or gender. Our director nominees range in age from 54 to 66 years of age.

Our Nominating and Governance Committee is focused on continued diversity on the Board. The Committee recognizes the evolving support for boards to achieve a fixed target of 30% women representation, with some calling for that achievement by 2023. While the Board has not taken a metrics-based approach to identifying director nominees, and believes in the principles set forth in the Company’s Corporate Governance Guidelines and Board charters, the Committee champions Board diversity and takes the 30% target seriously.
The Board welcomed two new Board members recently: Mary L. Landrieu in 2020 and Ronnie D. Hawkins, Jr. in 2021. The Board is committed to being a tightly integrated, highly functioning Board, and is respectful of the extended onboarding process Senator Landrieu and Mr. Hawkins experienced given the disruptions of the COVID-19 pandemic and its impact on the Board’s ability to meet regularly in person. For at least that reason, coupled with the Board’s confidence that its director nominees continue to represent the appropriate mix of skills, experience, and backgrounds to serve the Company and its stockholders well, the Board is not recommending the nomination of an additional director or directors in 2022. Over the course of 2022, however, the Board expects to work closely with the Nominating and Governance Committee to identify potential additions to the Board, and equally expects to prioritize gender and/or racial/ethnic diversity in potential candidates.

2022 Proxy Statement 13

Board Tenure
We believe that directors with varied tenure contribute to a range of perspectives, ensure knowledge transfer, and refresh the dynamics of the Board. As of the 2022 Annual Meeting, our director nominees range in tenure from one year to 20 years, with an average tenure of 8.4 years of service.
	Less Than 3 Years	3-6 Years	7-10 Years	More Than 10 Years
Tenure	2	2	2	2

14	2022 Proxy Statement

Director Nominees and Executive Officers
Below is a brief description of our director nominees and executive officers. Each director holds office until our next annual meeting or until their successor is elected and qualified. Executive officers are elected annually by the Board of Directors and hold office until the next annual Board meeting or until their successors are elected and qualified.
John S. Marr, Jr., age 62 Executive Chair of the Board Director since: 2002
Mr. Marr has served as a director since May 2002. Mr. Marr has served as Executive Chair of the Board of Tyler since May 2018. Mr. Marr served as Chair of the Board and Chief Executive Officer from January 2017 until May 2018, when he assumed his current title and H. Lynn Moore, Jr. was appointed to the additional position of Chief Executive Officer. Mr. Marr also serves as Chair of the Executive Committee. From July 2004 through December 2016, Mr. Marr served as President and Chief Executive Officer. From July 2003 until July 2004, Mr. Marr served as Chief Operating Officer. Mr. Marr also served as President of MUNIS, Inc. from 1994 until July 2004. Mr. Marr began his career in 1983 with MUNIS, a provider of a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial systems. Tyler acquired MUNIS in 1999.

Key Attributes, Experience and Skills:
•	Executive Chair of the Board since May 2018; Chair of the Board since January 2017; Chief Executive Officer of Tyler from 2004 to 2018
•	Over 35 years of specific industry experience, including chief executive experience with MUNIS prior to acquisition by Tyler
•	Outside board experience as a former director of Mercy Hospital in Portland, Maine
Glenn A. Carter, age 66 Director Director since: 2014
Mr. Carter has served as a director since 2014. Mr. Carter also serves as Chair of the Nominating and Governance Committee and is a member of the Compensation Committee. In 1999, Mr. Carter founded DataProse, Inc., a provider of billing services to the public sector, primarily cities, counties, local government, utilities, and water-related entities. Mr. Carter served as Chief Executive Officer of DataProse until April 2008, when he sold it to CSG Systems International, Inc. From April 2008 through March 2010, Mr. Carter served as Vice President, Market and Business Development for CSG. Mr. Carter is currently retired. Mr. Carter is NACD (National Association of Corporate Directors) Directorship Certified™. The NACD Directorship Certification® program equips directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors pass a foundational exam developed by experienced directors and, via continuing recertification requirements, commit to continuing education on governance and emerging issues impacting the businesses they serve in order to elevate the profession of directorship.

Key Attributes, Experience and Skills:
•	Executive and entrepreneurial experience as founder of DataProse, Inc.
•	Over 20 years of specific public sector market experience as CEO of DataProse, Inc.
•	NACD Directorship Certified™

2022 Proxy Statement 15

Brenda A. Cline, age 61 Director Director since: 2014 Other Current Reporting Company Directorships: Range Resources Corporation
Ms. Cline has served as a director since 2014. Ms. Cline also serves as Chair of the Audit Committee and is a member of the Nominating and Governance Committee. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private foundation that owns and operates the Kimbell Art Museum in Fort Worth, Texas. In such capacities, Ms. Cline oversees the foundation’s investment portfolio of over $300 million, including asset allocation, risk management, and investment performance; manages all treasury functions; and supervises all foundation and museum business operations, including budgeting, cash management, employee benefit plans, insurance, debt issuance and compliance, financial reporting, and contractual and legal matters. Ms. Cline is also an Executive Officer of Museum Hospitality, Inc. Ms. Cline also serves as a director of Range Resources Corporation (NYSE: RRC), where she also currently serves as Chair of the Audit Committee. Ms. Cline has also served as an Independent Trustee of American Beacon Funds since 2004 and currently serves as the Chair of the Board of Trustees, formerly served as the Chair of the Audit and Compliance Committee, and formerly served as the Co-Chair of the Investment Committee. Since 1998, Ms. Cline has also served as a Trustee of Texas Christian University (“TCU”), Fort Worth, Texas. Ms. Cline's services for TCU include serving as the former Chair of the Investment Committee and Fiscal Affairs Committee, member of the Audit Committee and Executive Committee, and former member of the Student Relations Committee and Academic Affairs Committee. From 2017 through 2021, she was a board trustee of The Cushing Asset Management Closed-End Funds, which oversees various investment funds including The Cushing MLP & Infrastructure Total Return Fund (NYSE: SRV) and The Cushing NextGen Infrastructure Income Fund (NYSE: SZC), where she formerly served as Chair of the Audit Committee and a member of the Nominating and Governance Committee. From 1993 until 2013, Ms. Cline served as a contract author for Thomson Reuters (formerly “Practitioners Publishing Company”), writing and editing published financial accounting and reporting books. Ms. Cline is a certified public accountant.

Key Attributes, Experience and Skills:
•	Executive operational and investment management experience for the Kimbell Art Foundation
•	Outside board experience as a director of Range Resources Corporation, American Beacon Funds and formerly a trustee of The Cushing Asset Management Closed-End Funds
•	Fiduciary and executive experience as a university trustee and on other senior university committees
•	Certified Public Accountant and audit experience with a large public accounting firm

16	2022 Proxy Statement

Ronnie D. Hawkins, Jr. Lt. General, USAF (Ret), age 66 Director Director since: 2021
Mr. Hawkins has served as a director since 2021. Mr. Hawkins also serves as a member of the Compensation Committee. Mr. Hawkins is currently the president of Angelo State University in San Angelo, Texas. Mr. Hawkins possesses more than 37 years of Department of Defense (DoD) experience in cyberspace operations and major computer network architectures. From 2012 through 2015, Mr. Hawkins led the Defense Information Systems Agency, a global Combat Support Agency comprised of 12,000 personnel, serving the President of the United States, the Secretary of Defense, Joint Chiefs of Staff, DoD components, and other mission partners. He served on the President’s National Security Telecommunications Advisory Committee and executed modernization of mobile communications in direct support of the President. Mr. Hawkins was a member of the Strategic Advisor Group on nuclear, space, and cyber operations to Commander, U.S. Strategic Command. Mr. Hawkins has operated at the strategic level with civilian and military leaders of several foreign countries, including Israel, Iraq, Afghanistan, the United Kingdom, Korea, Japan, and Australia. From 2015 through 2020, Mr. Hawkins was President and CEO of Hawkins Group, LLC, a certified Service-Disabled Veteran Owned Small Business (SDVOSB) that provided strategic and operational cybersecurity consulting and professional services to clients throughout the United States. Mr. Hawkins has served on the Board of Directors of ITC Holdings Corp., a subsidiary of Fortis Inc. (NYSE: FTS), since 2020.

Key Attributes, Experience and Skills:
•	Leader with over 20 years of successful senior executive experience managing the delivery and operation of information technology and cybersecurity solutions
•	Distinguished military veteran and public servant at the federal level
•	Experience in higher education administration
Mary L. Landrieu, age 66 Director Director since: 2020 Other Current Reporting Company Directorships: Evergy, Inc.
Senator Landrieu has served as a director since 2020. Senator Landrieu also serves as a member of the Nominating and Governance Committee and the Audit Committee. Senator Landrieu serves as a senior policy advisor of Van Ness Feldman, LLC, and holds consultant roles with Earnin and the Climate Solutions Foundation Action. Senator Landrieu served in the United States Senate for three terms, first elected in 1996. During her tenure, she was a member (and then Chair) of the Senate Energy and Natural Resources Committee, as well as a member of the Senate Armed Services Committee, the Appropriations Committee, and Chair of the Small Business and Entrepreneurship Committee. In her role as Chair of the Small Business Committee, she was the lead sponsor of the Small Business Jobs Act of 2010, which helped to create and retain over 650,000 American jobs. Prior to serving in the U.S. Senate, she served in the Louisiana State Legislature from 1979 through 1987. In 1987, she was elected State Treasurer and served with distinction for two terms. Strong fiscal management, pension fund diversification, debt limitation, and the creation of the first-ever municipal investment fund (now valued at over $2 billion) are some of her noteworthy accomplishments. Senator Landrieu previously served on the Board of Directors of CenturyLink, Inc. She currently serves on the Board of Directors of Evergy, Inc. (NYSE: EVRG), as well as on the boards of the following non-profits: Resources for the Future; Climate Solutions Foundation, Inc.; Gulf Research Project; and the Congressional Coalition on Adoption Institute.

Key Attributes, Experience and Skills:
•	Three-term U.S. Senator, with distinguished service on various Senate committees, including business committees
•	Nearly 30 years of public service at state and federal levels
•	Outside board experience as a former director on the board of CenturyLink, as a current director on the board of Evergy, Inc., and as a director of various non-profit entities

2022 Proxy Statement 17

H. Lynn Moore, Jr., age 54 President and Chief Executive Officer and Director Director since: 2017
Mr. Moore has served as director since 2017. Mr. Moore has served as President of Tyler since January 2017 and in May 2018 was also named Chief Executive Officer. Mr. Moore also serves as a member of the Executive Committee. Mr. Moore previously served as Executive Vice President from February 2008 through December 2016, General Counsel from September 1998 through December 2016; and Secretary from October 2000 through December 2016. Mr. Moore also served as Vice President from October 2000 until February 2008. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, LLP in Dallas, Texas, where he represented numerous publicly-held and privately owned entities in various corporate and securities, finance, litigation, and other matters.

Key Attributes, Experience and Skills:
•	President of Tyler since 2017; Chief Executive Officer since 2018
•	Executive Vice President of Tyler from 2008 to 2016
•	Over 20 years of relevant corporate and industry experience
Daniel M. Pope, age 59 Director Director since: 2016
Mr. Pope has served as a director since 2016. Mr. Pope also serves as Chair of the Compensation Committee and is a member of the Audit Committee. Mr. Pope is currently serving his third term as the Mayor of the city of Lubbock, Texas. Mr. Pope served as Chief Development Officer of Covenant Health System in Lubbock, Texas from 2014 through 2018. From 1994 through 2014, Mr. Pope served as the Chief Executive Officer of Benchmark Business Solutions, an office technology business he founded in 1994. Prior to founding Benchmark, Mr. Pope served in various sales and leadership roles for Xerox Corporation. Mr. Pope also served on the Covenant Health System Board of Trustees from 2007 through 2011, including Chairman of the Board from 2010 through 2011, and as a member of the Finance and Conflicts Committee and the Compensation Committee. Mr. Pope served on the Lubbock Independent School District Board of Directors from 2007 through 2016. Mr. Pope also serves on the Rawls College of Business Advisory Council at Texas Tech University.

Key Attributes, Experience and Skills:
•	Over 20 years of senior-level executive experience
•	Public sector executive experience as Mayor of the city of Lubbock, Texas and as President of the Lubbock Independent School District Board of Directors

18	2022 Proxy Statement

Dustin R. Womble, age 63 Director Director since: 2005
Mr. Womble has served as a director since 2005. Mr. Womble retired from Tyler in April 2016. From July 2006 through April 2016, Mr. Womble served as Executive Vice President in charge of corporate-wide product strategy. For approximately 18 months beginning in 2008, Mr. Womble also served as President of the Court & Justice Division. From July 2003 through June 2006, Mr. Womble served as President of our Local Government Division. In 1982, Mr. Womble founded INCODE, Inc., a provider of a wide range of software products and related services principally for county and city governments. Tyler acquired INCODE (now a part of our Local Government Division) in 1998, and Mr. Womble served as President of INCODE from 1998 through July 2003. Mr. Womble has served on the Board of Regents of the Texas Tech University System since 2019, and currently serves as Chair of its Facilities Committee. Prior to his appointment to the Board of Regents, Mr. Womble served as a member of the Rawls College of Business Advisory Council and as a member of the executive committee of the Texas Tech Foundation. In 2014, Mr. Womble invested in Metallenium, LLC and became Chair of its Board. Mr. Womble also serves on the boards of TRUNO and of the Lubbock Christian Schools.

Key Attributes, Experience and Skills:
•	Senior-level executive experience at Tyler from 2003 through 2016
•	President of multiple Tyler Divisions
•	Over 35 years of specific industry experience as founder of INCODE
Brian K. Miller, age 63 Executive Vice President - Chief Financial Officer and Treasurer Executive Officer since: 1997
Mr. Miller has been Executive Vice President – Chief Financial Officer and Treasurer of Tyler since February 2008. From May 2005 until February 2008, Mr. Miller served as Senior Vice President – Chief Financial Officer and Treasurer. He previously served as Vice President – Finance and Treasurer from May 1999 through April 2005 and was Vice President – Chief Accounting Officer and Treasurer from December 1997 through April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. (“Metro”), a publicly-held regional airline holding company operating as American Eagle. Mr. Miller was Chief Financial Officer of Metro from May 1991 through December 1997 and also held the office of President of Metro from January 1993 through December 1997. From 1980 through 1986, Mr. Miller held various audit positions with the firm now known as Ernst & Young. Mr. Miller also serves on the Board of Trustees of the Texas A&M University 12th Man Foundation, a nonprofit organization. Mr. Miller is a certified public accountant.

Key Attributes, Experience and Skills:
•	More than 35 years of public company senior financial management experience
•	Audit experience with a large public accounting firm
•	Certified Public Accountant

2022 Proxy Statement 19

Jeffrey D. Puckett, age 55 Chief Operating Officer Executive Officer since: 2021
Mr. Puckett has served as Chief Operating Officer since February 2021. In that capacity, Mr. Puckett oversees the Company’s cloud initiatives, as well as its corporate technology, IT, and information security teams. From 2019 until February 2021, Mr. Puckett served as Chief Strategy Officer. He previously served as President of the Company’s Courts & Justice division, and he served in multiple roles in that division since 1992, including senior roles in implementation, development and sales.

Key Attributes, Experience and Skills:
•	More than 30 years of direct industry experience
•	Executive responsibility for the Company’s transformative technologies and related technology disciplines
•	Various senior management roles in multiple disciplines
Our Board of Directors unanimously recommends that the stockholders vote FOR each of the nominees for director.

20	2022 Proxy Statement

Proposal Two – Amendment to Our Restated Certificate of Incorporation for
Mergers, Share Exchanges and Certain Other Transactions
The Board recommends that the Company’s stockholders approve and adopt an amendment to Article Eighth of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to state explicitly the majority vote requirement for stockholder approval of mergers, share exchanges, and other transactions that do not involve interested stockholders (the “Vote Threshold Amendment”).
The text of the Vote Threshold Amendment is contained in Appendix A. Stockholders should review the text of the Appendix, together with the Company’s existing Charter, which is included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC.
The Board believes that explicitly providing in the Charter for a majority vote requirement for mergers, stock exchanges, or other transactions that are not Business Combinations involving Interested Stockholders (as such terms are defined in Article Ninth of the Charter) is in the best interests of stockholders. The Charter already provides for a process by which the Board may evaluate “Acquisition Proposals,” as defined in Article Eighth, Section 1, and the Charter also enumerates the supermajority voting standard required for approving Business Combinations that involve an Interested Stockholder. The Charter does not, however, explicitly state the vote threshold required for other transactions that do not constitute Business Combinations with Interested Stockholders.
The Board believes that explicitly providing for a majority vote standard for transactions that do not constitute Business Combinations involving Interested Stockholders is in the best interest of the stockholders. Specifically, the Vote Threshold Amendment proposes to clarify in the Charter that, for a merger or share exchange of the Company (other than a parent-subsidiary merger not requiring a vote of the Company’s stockholders under Delaware law), a sale of substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the action must be approved by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
The Board and the Nominating and Governance Committee have carefully considered the implications of the Vote Threshold Amendment. The rights reflected in the Vote Threshold Amendment are increasingly considered by investors to be an important aspect of good corporate governance and this clarification will provide better transparency related to the corporate governance practices of the Company. The Nominating and Governance Committee, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, and has recommended the Vote Threshold Amendment to the Board. The Board unanimously endorsed the Vote Threshold Amendment for stockholder vote.
The above description of the Vote Threshold Amendment is a summary, and is qualified by and subject to the full text of the Vote Threshold Amendment. Stockholders should review in full the text of the Vote Threshold Amendment that is contained in Appendix A, together with the Charter, which is included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC. Additions of text are indicated by underlining, and deletions of text are indicated by strike-outs.
Approval and adoption of the Vote Threshold Amendment requires the affirmative vote of the holders of at least two-thirds or more of the outstanding voting stock. If the Vote Threshold Amendment is approved and adopted by our stockholders, the Company will file a certificate of amendment setting forth the Vote Threshold Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. If the stockholders do not approve and adopt the Vote Threshold Amendment, then it will not become effective, and the corresponding amendment will not be implemented.
Our Board of Directors unanimously recommends that the stockholders vote FOR the Vote Threshold Amendment to our Restated Certificate of Incorporation.

2022 Proxy Statement 21

Proposal Three – Amendment to Our Restated Certificate of Incorporation to Permit Stockholders Holding At Least 20% of The Voting Power to Call A Special Meeting of Stockholders
The Board recommends that the Company’s stockholders approve and adopt an amendment to Article Eighth of the Company’s Restated Certificate of Incorporation, as amended) (the “Charter”), to provide stockholders who comply with the requirements of the Company’s Charter and the Amended and Restated Bylaws (the “Bylaws”) with the right to request that the Company call a special meeting of stockholders (the “Special Meeting Amendment”).
Our Board has recommended that the stockholders vote in favor of the Special Meeting Amendment, and has approved, pending the approval of the Special Meeting Amendment, corresponding changes to our Bylaws that outline the notice, information, and other requirements related to the Special Meeting Amendment.
The text of the Special Meeting Amendment is contained in Appendix A. The Board has also approved, subject to the effectiveness of the Special Meeting Amendment, corresponding changes to the Bylaws, as applicable. Those proposed changes to the Bylaws are contained in Appendix B. Stockholders should review the text of both Appendices, together with the Charter, which is included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC.
The Board believes that it is in the best interest of our stockholders to permit stockholders to call a special meeting of the Company, so long as those stockholders who seek to call such a special meeting own, in the aggregate, at least 20% of the voting power of the shares of the Corporation then entitled to vote on the matter(s) and follow the procedures set forth in the proposed conforming changes to the Bylaws.
The Board supports a special meeting right for stockholders, so long as the request is made by stockholders owning a significant percentage of Company shares. The Board, however, recognizes that convening a special meeting involves significant management time and attention that could disrupt focus on other corporate priorities and imposes new legal, administration, and distribution costs on the Company. As such, the Board believes that special meetings should only be convened in special or extraordinary circumstances, compelled by fiduciary, strategic, material or similar considerations that should be addressed immediately, not delayed until the next annual meeting, and are of interest to a broad base of stockholders.
The Board also believes that establishing a 20% ownership threshold to request that the Company call a special meeting strikes a reasonable and accepted balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests that are not shared generally by all the Company’s stockholders, could request that the Company call one or more special meetings that could result in unnecessary financial expense and disruption to our business operations. Likewise, the Board believes that only stockholders with a true economic interest in the Company should be entitled to employ the special meeting mechanism and, after reviewing a number of factors, determined that a threshold of 20% is appropriate.
The Board recognizes that the power to call a special meeting of stockholders has historically been used by acquirors in the hostile merger and acquisition context. Potential acquirors seeking to take over the Company for an inadequate price could threaten to call a special meeting of stockholders to replace members of the Board, thereby increasing their negotiating leverage or creating a way to avoid negotiating with the Board at all, frustrating the Board’s exercise of its legal duty to protect the interests of all stockholders. Establishing a 20% ownership threshold to exercise the special meeting mechanism mitigates the risk that corporate resources are wasted or the Company’s business operations unduly disrupted because of narrow self-interests of a minority of stockholders.
On the other hand, the Company has already established other processes by which stockholders may communicate directly with the Board throughout the year and on any topic of interest to stockholders. The Board and the Company will continue to maintain these governance mechanisms that afford management and the Board the ability to respond to the concerns of all stockholders, regardless of the level of share ownership.
In light of these considerations, and in view of the Company’s current size and stockholder composition, establishing a 20% threshold for the right of stockholders to request that the Company call a special meeting provides stockholders with a meaningful right, while helping protect the long-term interests of the Company and the broad base of its stockholders. In addition, a 20% meeting ownership threshold is in line with current market practice.
The proposed right of stockholders to request that the Company call special meetings is also subject to the notice, information, and other requirements and limitations set forth in the proposed changes to the Bylaws. If a requesting stockholder does not comply with the requirements and conditions proposed in the Bylaws, a special meeting request by that stockholder will be deemed invalid. Likewise, requests to call a special meeting to vote on matters recently voted on by stockholders, or that will be considered by stockholders imminently at an upcoming meeting of stockholders, will not be permitted. The Board believes these requirements and limitations are important to, among other things, avoid inappropriate, duplicative, and/or unnecessary special meetings.

22	2022 Proxy Statement

The Board and the Nominating and Governance Committee have carefully considered the implications of the Special Meeting Amendment and the proposed conforming changes to the Bylaws. The rights reflected in the Special Meeting Amendment are increasingly considered by investors to be an important aspect of good corporate governance. The Nominating and Governance Committee, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, and has recommended the Special Meeting Amendment to the Board. The Board is strongly committed to good corporate governance. The Board unanimously endorsed the Special Meeting Amendment for stockholder vote.
The above description of the Special Meeting Amendment is a summary, and is qualified by and subject to the full text of the Special Meeting Amendment provided in Appendix A, and by the proposed conforming changes to the Bylaws provided in Appendix B. Stockholders should review these documents. Additions of text are indicated by underlining, and deletions of text are indicated by strike-outs.
Approval and adoption of the Special Meeting Amendment requires the affirmative vote of the holders of at least two-thirds or more of the outstanding voting stock, voting together as a single class. If the Special Meeting Amendment is approved and adopted by our stockholders, the Company will file a certificate of amendment setting forth the Special Meeting Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. Effective upon the effectiveness of the Special Meeting Amendment, the proposed conforming changes to the Bylaws will also become effective. If the stockholders do not approve and adopt the Special Meeting Amendment, then it will not become effective, and the corresponding amendment will not be implemented.
Our Board of Directors unanimously recommends that the stockholders vote FOR the Special Meeting Amendment to our Restated Certificate of Incorporation.

2022 Proxy Statement 23

Proposal Four – Amendment to Our Restated Certificate of Incorporation to Provide Stockholders Holding At Least 20% of Outstanding Shares with The Right to Request Stockholder Action by Written Consent
The Board recommends that the Company’s stockholders approve and adopt an amendment to Article Eighth of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to provide stockholders who comply with the requirements of the Company’s Charter and the Amended and Restated Bylaws (the “Bylaws”) with the right to request certain actions, which stockholders could take at a meeting of stockholders, be taken by written consent (the “Written Consent Amendment”).
Our Board has recommended that the stockholders vote in favor of the Written Consent Amendment, and has approved, pending the approval of the Written Consent Amendment, corresponding changes to our Bylaws that outline the notice, information, and other requirements related to the Written Consent Amendment.
The text of the Written Consent Amendment is contained in Appendix A. The Board has also approved, subject to the effectiveness of the Written Consent Amendment, corresponding changes to the Bylaws, as applicable. Those proposed changes to the Bylaws are contained in Appendix B. Stockholders should review the text of both Appendices, together with the Charter, which is included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC.
The Board has reviewed the growing corporate governance practice to permit stockholders to take action by written consent. After carefully considering relevant trends and best practices, and in view of the Board’s commitment to sound corporate governance, the Board believes that stockholders should be able to act by written consent, so long as they comply with certain procedural and other requirements. Those procedural and other requirements, as detailed in the Written Consent Amendment, protect the Company and its stockholders against potential risks associated with permitting stockholders to act by written consent.
To reduce the risk that a small group of self-interested stockholders with goals inconsistent with the best interests of the Company or the views of stockholders generally, the Written Consent Amendment requires holders of at least 20% of outstanding shares to request that the Company take action by written consent. To provide transparency about the action proposed to be taken by written consent, the requesting stockholder(s) must also provide the Company with the same information required to be provided by any Company stockholder seeking to nominate a director or bring other business before a meeting of stockholders. To provide adequate time for the Board to evaluate a stockholder request for action by written consent, and for stockholders to consider the proposal, specific time limitations are set forth. And to ensure that the written consent complies with applicable laws and is not duplicative of other action(s), the Written Consent Amendment provides that the Board is not required to set a record date for taking an action by written consent under specific conditions, including but not limited to matters not properly subject to stockholder action under applicable law or requests that are duplicative of items of business set for upcoming stockholder meetings.
The Board and the Nominating and Governance Committee have carefully considered the implications of the Written Consent Amendment and the proposed conforming changes to the Bylaws. The rights reflected in the Written Consent Amendment are increasingly considered by investors to be an important aspect of good corporate governance, to which the Board is firmly committed. The Nominating and Governance Committee, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, and has recommended the Written Consent Amendment to the Board. The Board unanimously endorsed the Written Consent Amendment for stockholder vote.
The above description of the Written Consent Amendment is a summary, and is qualified by and subject to the full text of the Written Consent Amendment provided in Appendix A, and by the proposed conforming changes to the Bylaws provided in Appendix B. Additions of text are indicated by underlining, and deletions of text are indicated by strike-outs. Stockholders should review these documents in full.
Approval and adoption of the Written Consent Amendment requires the affirmative vote of the holders of at least two-thirds or more of the outstanding voting stock, voting together as a single class. If the Written Consent Amendment is approved and adopted by our stockholders, the Company will file a certificate of amendment setting forth the Written Consent Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. Effective upon the effectiveness of the Written Consent Amendment, the proposed conforming changes to the Bylaws will also become effective. If the stockholders do not approve and adopt the Written Consent Amendment, then it will not become effective, and the corresponding amendment will not be implemented.
Our Board of Directors unanimously recommends that the stockholders vote FOR the Written Consent Amendment to our Restated Certificate of Incorporation.

24	2022 Proxy Statement

Proposal Five – Advisory Approval of Our Executive Compensation
At the 2017 annual meeting, our stockholders voted, on an advisory basis, in favor of holding future stockholder voting on executive compensation on an annual basis. Our Board of Directors decided to follow our stockholders’ recommendation.
As described in detail in these proxy materials, our executive compensation program is designed to attract, retain and motivate our named executive officers. The design and administration of our executive compensation program balances responsible assessment of risk and compensation expense with a pay-for-performance design under which more than 91% of our CEO’s compensation and 86% of our remaining Named Executive Officers’ compensation is dependent on the achievement of annual and long-term objectives that increase stockholder value.
The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers identified in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies, and practices, as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Tyler Technologies, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders.”
The advisory resolution on our executive compensation will be approved if holders of a majority of the voting power of the shares actually voted at the annual meeting vote in favor of the proposal.
Because your vote is advisory, it will not be binding on either the Board of Directors or Tyler. However, our Compensation Committee, which is composed solely of independent directors, will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements. In addition, your non-binding advisory vote described in this Proposal Five will not be construed (1) as overruling any decision by the Board of Directors, any Board committee, or Tyler relating to the compensation of the Named Executive Officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee, or Tyler.
Our Board of Directors unanimously recommends that the stockholders vote FOR the advisory approval of our executive compensation.

2022 Proxy Statement 25

Proposal Six – Ratification of Our Independent Auditors for Fiscal Year 2022
The Audit Committee is responsible for selecting and retaining independent auditors. The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal year 2022, subject to ratification by the stockholders. The affirmative vote of a majority of the shares present or represented by proxy and voting at the annual meeting is required to ratify Ernst & Young LLP as our independent auditors for fiscal year 2022.
A representative of Ernst & Young LLP is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
Ernst & Young LLP served as our independent auditors for fiscal years 2021 and 2020. Ernst & Young LLP’s fees for all professional services during each of the last two fiscal years were as follows:
	2021	2020
Audit Fees	$3,596,000	$2,989,342
Audit-Related Fees	580,000	—
Other Fees	1,864,000	—
Tax Fees	351,000	—
Total	$6,391,000	$2,989,342
Audit Fees. Fees for audit services include fees associated with the annual audit, the review of our interim financial statements, and the auditor’s opinions related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
Audit-Related Fees. Fees for audit-related services generally include fees for accounting consultations and Securities and Exchange Commission (“SEC”) filings.
Other Fees. Other fees include accounting consultation and due diligence services related to acquisitions.
Tax Fees. Fees for tax services include fees for tax consulting and tax compliance.
The Audit Committee approved all of the independent auditor engagements and fees presented above. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent auditors. All such services performed in 2021 were pre-approved by the Audit Committee. For more information on these policies and procedures, see “Board of Directors and Corporate Governance Principles—Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2022.

26	2022 Proxy Statement

OPERATIONS OF THE BOARD AND ITS COMMITTEES
General Information
Our Board of Directors is responsible for supervision of the Company’s overall affairs. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. See “— Board Committees.” Following the 2022 annual meeting, the Board will consist of eight directors, including five independent directors, as defined by Rule 303A.02 of the New York Stock Exchange Listed Company Manual (“NYSE Rule 303A.02”), two employee directors, and one non-employee director who does not meet the standards for independence as defined by NYSE Rule 303A.02.
Board Leadership Structure
Tyler’s governing documents allow the roles of Chair of the Board and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. The Board believes that having Mr. Marr serve as Executive Chair of the Board and having Mr. Moore serve as Chief Executive Officer is in the current best interests of Tyler and its stockholders. As Chief Executive Officer and President, Mr. Moore has full responsibility for the day-to-day leadership of Tyler’s operations. Mr. Moore receives input from Mr. Marr as needed, as intended by Mr. Marr and the Board. Mr. Marr and Mr. Moore communicate frequently with each other and with the Board and management. This arrangement allows Mr. Moore to concentrate on and take leadership over executing the Company’s strategic initiatives and business plans and confront its challenges, with Mr. Marr providing executive oversight and facilitating communication between management and the Board.
Mr. Marr is not considered an independent director, at least because he remains under an employment agreement with Tyler whose term expires in February 2023. Accordingly, consistent with our Corporate Governance Guidelines and our Lead Independent Director Charter, the Board most recently appointed Glenn A. Carter as Lead Independent Director in July 2021. In that capacity, Mr. Carter’s responsibilities are consistent with the responsibilities generally held by “lead directors” at public companies, including:
•	Presiding at all meetings of the Board at which the Executive Chair of the Board is not present, as well as executive sessions of the independent directors
•	Serving as liaison between the Executive Chair and the independent directors
•	Having the authority to call meetings of the independent directors and preparing the agenda for such meetings
•	Coordinating the activities of the independent directors when acting as a group
•	Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items
•
Advising the Executive Chair and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management, including the materials provided to directors at Board meetings

The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a result, the Board will periodically reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.
The Board’s Role in Risk Oversight
Senior management is responsible for assessing and managing Tyler’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for assessing Tyler’s overall approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee oversees management of financial risks, as well as Tyler’s policies with respect to risk assessment and risk management, including but not limited to information security risk. The Compensation Committee is responsible for overseeing the management of risks relating to Tyler’s executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with Board independence and potential conflicts of interest, and has oversight responsibility for the Company’s environmental, social and governance (ESG) initiatives. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, other financial matters, and cybersecurity. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.

2022 Proxy Statement 27

Board and Committee Independence
Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that (1) each of the non-employee directors standing for election (Mr. Carter, Ms. Cline, Mr. Hawkins, Ms. Landrieu, Mr. Pope, and Mr. Womble) has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) and (2) each of the non-employee directors, except for Mr. Womble, is “independent” within the meaning of the New York Stock Exchange director independence standards currently in effect. Although more than three years have passed since Mr. Womble’s retirement from Tyler, Mr. Womble is not considered independent under New York Stock Exchange Rules because an immediate family member is an employee of the Company and receives more than $120,000 in direct compensation from the Company. See “Certain Relationships and Related Transactions.” As a result, if each of the nominees for director is elected at the annual meeting, our Board of Directors will be comprised of a majority of “independent” directors as required by the New York Stock Exchange. Furthermore, our Board of Directors has determined that each of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee has no material relationship with Tyler (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Tyler).
Meetings of the Board of Directors and Committees
During 2021, our Board of Directors held seven meetings. Each then-current Board member participated in at least 75% of all Board and committee meetings held during the portion of 2021 that they served as a director and/or committee member.
Directors are not required to attend our annual meetings of stockholders. However, our Board of Directors typically holds a meeting immediately following the annual meeting of stockholders. Therefore, in most cases, all of our director nominees will be present at the annual meeting. All directors are expected to attend our 2022 annual meeting. All directors serving on the Board at the time attended the 2021 annual meeting.
Our Corporate Governance Guidelines provide that independent directors will meet in executive session without the Chief Executive Officer or other management present at least twice annually, and otherwise as necessary and appropriate. Consistent with our Lead Independent Director Charter, available at our website www.tylertech.com, Mr. Carter presides at executive sessions held in accordance with our Corporate Governance Guidelines.
Annual Self-Evaluations
The Board of Directors and each of its committees conduct annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board, and to determine whether the Board and its committees are functioning properly.
Board Committees
Our Board of Directors has the following four standing committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; and Executive Committee. Each committee (other than the Executive Committee) has a written charter, which may be found at our website, www.tylertech.com.
The table below provides the current membership and 2021 meeting information for each of the committees:
Name	Audit	Compensation	Nominating and Governance	Executive
Glenn A. Carter		•	Chair
Brenda A Cline	Chair		•
Ronnie D. Hawkins, Jr.		•
Mary L. Landrieu	•		•
John S. Marr, Jr.				Chair
Daniel M. Pope	•	Chair
Dustin R. Womble
H. Lynn Moore, Jr.				•
Total Meetings in 2021	Five	Four	Four	Periodically

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Below is a description of each committee, and certain procedures or standards relating to their operations. The Audit Committee and Compensation Committee charters each require that the respective committee be comprised solely of independent directors, and the Nominating and Governance Committee charter requires that the committee be comprised of at least two directors, each independent. Each of those committees has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices and compliance with legal and regulatory requirements (including but not limited to information security requirements). The Audit Committee’s role includes:
•	Considering the independence of our independent auditors before we engage them
•	Reviewing with the independent auditors the fee, scope, and timing of the audit
•
Reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit

•	Performing periodic formal committee evaluations
•	Reviewing our financial statements and related regulatory filings with management and the independent auditors
•	Meeting periodically with management and internal audit to discuss internal accounting and financial controls
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, internal audit, and the independent auditor in carrying out its oversight responsibilities.
The Board of Directors has determined that each Audit Committee member is a non-executive director who satisfies the New York Stock Exchange director independence standards and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee.
Audit Committee Financial Expert. The Audit Committee charter requires, among other things, that the committee include at least one director who will qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. Our Board of Directors determined that Ms. Cline, 2021 Chair of the Audit Committee, possessed the attributes necessary to qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. The Board expects to propose that Ms. Cline continue as Chair of the Audit Committee in 2022, and she continues to possess these same attributes.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services. The Audit Committee Charter requires that the Audit Committee pre-approve all of the audit and non-audit services performed by Tyler’s independent auditors. The purpose of these pre-approval procedures is to ensure that the provision of services by Tyler’s independent auditors does not impair their independence. Each year, the Audit Committee receives fee estimates from Tyler’s independent auditors for each category of services to be performed by the independent auditors during the upcoming fiscal reporting year. These categories of services include Audit Services, Audit-Related Services, Tax Services, and All Other Services. Upon review of the types of services to be performed and the estimated fees related thereto, the Audit Committee will determine which services and fees should be pre-approved for a period of twelve months. The Audit Committee may periodically review the list of pre-approved services based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee) prior to the performance of such service. Any proposed services exceeding the pre-approved cost levels will also require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee).
Compensation Committee. The Compensation Committee has responsibility for defining and articulating our overall compensation philosophy and administering and approving all elements of compensation for elected corporate officers, including base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee reports to stockholders as required by the SEC. See “Compensation Discussion and Analysis — Compensation Committee Report.” Members of the Compensation Committee are non-executive directors who, in the opinion of the Board of Directors, each satisfies the New York Stock Exchange director independence standards. For more information about the work of the Compensation Committee, see “Compensation Discussion and Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee’s duties include:
•	Identifying and recommending candidates for election to our Board of Directors
•	Identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings
•	Reviewing the composition of Board committees

2022 Proxy Statement 29

•	Periodically reviewing the appropriate skills and characteristics required of Board members in the context of the current make-up of our Board of Directors
The Nominating and Governance Committee also has oversight responsibility for our ESG initiatives and the Corporate Responsibility report we publish annually. Members of the Nominating and Governance Committee are non-executive directors who, in the opinion of the Board of Directors, each satisfies the New York Stock Exchange director independence standards.
Director Nominating Process. The Nominating and Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our Board of Directors and to select both “independent” and as management nominees for director to be elected by Tyler’s stockholders at each annual meeting. The Nominating and Governance Committee is comprised solely of independent directors and operates under a Charter for the Nominating and Governance Committee. Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees. For more information about director nominee criteria and qualifications, see “Proposals for Consideration—Director Nominee Qualifications” and “Proposals for Consideration—Board Diversity.”
The Nominating and Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates, including through the retention of a professional search firm to assist in identifying appropriate nominee candidates. Nominee recommendations may also be submitted by other directors, and nomination recommendations submitted by stockholders will also be considered as described above. Nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.
Executive Committee. The Executive Committee has the authority to act for the entire Board of Directors, but may not commit to an expenditure in excess of $25,000,000 without full Board approval.
Non-Employee Director Compensation
Components of Non-Employee Director Compensation. In 2018, the Board approved the following compensation components for non-employee directors.
•
An annual cash retainer of $60,000 for the chair of the Audit Committee, $55,000 for the chair of the Compensation Committee, $50,000 for the chair of the Nominating Committee and $40,000 for the other non-employee directors. Fees are paid on a quarterly basis.

•	A fee of $3,500 for each Board meeting attended in person and $1,750 for each Board meeting attended via telephone
•	A fee of $3,000 for each Audit Committee meeting attended in person and $1,500 for each Audit Committee meeting attended via telephone
•	A fee of $2,500 for each Compensation Committee meeting attended in person and $1,250 for each Compensation Committee meeting attended via telephone
•	A fee of $1,500 for each Nominating and Governance Committee meeting attended in person and $750 for each Nominating and Governance Committee meeting attended via telephone
•	Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities
Each non-employee director also receives an annual equity grant of restricted stock units valued at $250,000, subject to a one-year vesting period.
Non-employee directors are subject to the Company’s Stock Ownership Guidelines. Each non-employee director is required to own or hold Company stock at a market value equal to four times the applicable annual cash retainer. Each non-employee director has three years from the beginning of their Board service to achieve that threshold. All of our non-employee directors currently meet the stock ownership guidelines or are making acceptable progress to that threshold.

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2021 Director Compensation. The following table sets forth a summary of the compensation paid to our non-employee directors in 2021:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Glenn A. Carter	$87,000	$249,809(3)	$336,809
Brenda A. Cline	$100,500	$249,809(3)	$350,309
Ronnie D. Hawkins	$49,750	$249,809(3)	$299,559
Mary L Landrieu	$68,500	$249,809(3)	$318,309
Daniel M. Pope	$97,750	$249,809(3)	$347,559
Dustin R. Womble	$61,000	$249,809(3)	$310,809
(1)	Non-employee directors receive the following compensation:
•
An annual retainer of $60,000 for the chair of the Audit Committee, $55,000 for the chair of the Compensation Committee, $50,000 for the chair of the Nominating Committee and $40,000 for the other non-employee directors.

•	A fee of $3,500 for each Board meeting attended in person and $1,750 for each Board meeting attended via telephone.
•	A fee of $3,000 for each Audit Committee meeting attended in person and $1,500 for each Audit Committee meeting attended via telephone.
•	A fee of $2,500 for each Compensation Committee meeting attended in person and $1,250 for each Compensation Committee meeting attended via telephone.
•	A fee of $1,500 for each Nominating and Governance Committee meeting attended in person and $750 for each Nominating and Governance Committee meeting attended via telephone.
•	Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.
(2)
On May 11, 2021, we granted each of our non-employee directors 634 restricted stock units with a grant date fair value of $249,809, computed in accordance with FASB ASC Topic 718. These restricted stock units vest and will be settled in shares on the first anniversary of the grant date. No options to purchase shares of our common stock were granted to our non-employee directors in 2021.

(3)
The following table shows the aggregate shares underlying outstanding common stock options and restricted stock units, based upon grants made as director compensation, help by non-employee directors as of December 31, 2021.

Name	Number of Stock Options	Number of Stock Awards
Glenn A. Carter	17,000	634
Brenda A. Cline	10,000	634
Ronnie D. Hawkins	—	634
Mary L. Landrieu	—	634
Daniel M. Pope	5,000	634
Dustin R. Womble	1,231	634
Director & Officer Liability Insurance
Directors are covered under our director and officer liability insurance for claims alleged in connection with their service as directors. We have entered into indemnification agreements with all of our directors agreeing to indemnify them to the fullest extent permitted by law for claims alleged in connection with their service on the Board.

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Communications with Our Board of Directors
Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific director(s), including non-management director(s), may write to:
Board of Directors
Tyler Technologies, Inc.
5101 Tennyson Parkway
Plano, Texas 75024
Depending on the subject matter, management will:
•
Forward the communication to the director or directors to whom it is addressed (for example, if the communication received relates to our “whistleblower policy” found on our website, www.tylertech.com, including questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chair of the Audit Committee for review);

•
Attempt to handle the inquiry directly (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors); and/or

•
Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of our Board of Directors, our Chair of the Board will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our directors and executive officers seek approval from the Board of Directors prior to entering into a business arrangement that may be deemed a conflict of interest as described in our Code of Business Conduct and Ethics. Examples of transactions that may be considered a conflict of interest include:
•	to receive from or give to anyone that has a business relationship with us more something with than a token value to;
•	to lend to or borrow from individuals or concerns that do business with or compete with us, except banks and other financial institutions;
•	to serve as an officer, director, employee, or consultant of, or receive income from, any enterprise doing business with or competing with us;
•
to own an interest in or engage in the management of an organization providing services or products to us, or to which we sell or compete, except when such interest (a) comprises publicly traded securities listed on a national securities exchange or the OTC margin list and (b) is not in excess of 5% of the securities of such company; and

•	to knowingly cause, either directly or indirectly, us to enter into a business transaction with a close relative of the director or executive officer or a business enterprise of such relative.
In addition, we review, on an annual basis, our financial records to ensure all related-party transactions are identified, quantified, and adequately disclosed. Also, each director and executive officer must disclose in writing any known related-party transactions associated with completion of the annual director and officer questionnaire.
Throughout 2021, we employed Dane L. Womble, a brother of director Dustin R. Womble. Dane L. Womble is the President of our Local Government Division and received in excess of $120,000 in salary and bonus compensation in 2021 in exchange for services rendered. He was also granted stock options with respect to 4,600 shares of our common stock, which vest over three years, and long-term PSUs with respect to 2,300 shares that are subject to a three-year performance condition. In addition, Dane L. Womble received other employee benefits on the same basis as other, similarly situated employees. Dane L. Womble’s total compensation is consistent with that of similarly situated employees and his compensation terms are established directly with him, independent of any relationship he has with Dustin R. Womble.
Throughout 2021, we employed Jennifer M. LeBlanc, a daughter of Executive Chair John S. Marr, Jr. Ms. LeBlanc is a Senior Director of Finance and received in excess of $120,000 in salary and bonus compensation in 2021 in exchange for services rendered. Ms. LeBlanc was also granted restricted stock units with respect to 425 shares of our common stock, which vest over five years. In addition, Ms. LeBlanc received other employee benefits on the same basis as similarly situated employees. Ms. LeBlanc’s total compensation is consistent with that of similarly situated employees, and her compensation terms are established directly with her, independent of any relationship she has with Mr. Marr.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements (including but not limited to information security compliance), the independent auditor’s qualifications and independence, the performance of our independent auditors, the effectiveness of our disclosure controls and of our internal controls over financial reporting, and risk assessment and risk management. The Audit Committee manages the relationship with our independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from us for such advice and assistance, as determined by the Audit Committee.
Management has the primary responsibility for our reporting process, including our systems of internal controls and for preparing our financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for the audits and the results of their examinations. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed management’s report on internal control over financial reporting and the independent registered public accounting firm’s related opinions. In addition, the Audit Committee received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence. The Audit Committee met five times during 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
This report is submitted by the Audit Committee.
Brenda A. Cline, Chair
Mary L. Landrieu
Daniel M. Pope

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CORPORATE GOVERNANCE PRINCPLES
Our Board of Directors has adopted a number of corporate governance policies and practices that apply to the Board, our executive officers, and/or our Company and employee community. Representative highlights of those policies and practices are shared below. For more information, please visit our website, www.tylertech.com.
Corporate Governance Guidelines
Our Corporate Governance Guidelines include the following:
•	Independence standards, under which director independence is evaluated on an annual basis under the requirements of applicable rules and standards.
•
Limitation on the number of additional public company boards on which a director may serve to a maximum of four, and limitations on the number of additional public company audit committees that a member of our Audit Committee may serve to a maximum of two.

•	Expectations that directors should attend all Board meetings and all committee meetings on which they serve.
•	Complete and open access to the Company’s executives and senior leadership.
•
Authority of non-management directors and each committee to retain independent legal, financial, or other advisors when such advice is necessary, appropriate, and in the best interests of the Company and its stockholders.

•	Executive sessions of independent directors at least twice annually, and otherwise as deemed necessary and appropriate.
•	Annual evaluations of directors, committees, and the Board as a whole.
•	Application of Stock Ownership Guidelines and Stock Anti-Hedging and Pledging Policy to directors.
•	Annual evaluation of CEO performance against goals and objectives established by the Compensation Committee, in consultation with the Chair of the Board.
•	Periodic reports by the Nominating and Governance Committee regarding succession planning.
•	Prohibition of personal loans by the Company to any director or member of executive management.
•	Prohibition of stock option repricing.
Code of Business Conduct and Ethics
Tyler expects all directors, officers and employees to exercise the highest degree of professional business ethics in all actions they undertake on the Company’s behalf. Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including, without limitation, the chief executive officer, chief financial officer, principal accounting officer, and controller), and employees. The policies established under the Code include:
•	Steps for contacting the Chair of the Audit Committee to report any concerns about an accounting, auditing, internal control, or related matters, and prohibition of retaliation for reporting the same
•	Expectations to conduct all Company business in accordance with applicable law.
•	Prohibition of the use of any Company asset for any unlawful or improper purpose.
•	Prohibition of any Company contribution to any political party, committee, or candidate for public office, as well as on payments to government officials and personnel.
•	Prohibition of financial or other interests that might conflict with the best interests of the Company.
•	Requirement to use reasonable care to protect against the unauthorized use or disclosure of the Company’s confidential or proprietary information.
•	Prohibition of insider trading and imposition of trading limitations that apply to all directors, officers, and employees during applicable timeframes.
•	Encouraging employees to report any work-related accident or injuries, or unsafe or hazardous working conditions, and prohibition of retaliation for reporting the same.
•	Commitment to equal employment and non-discrimination, encouraging a diversity of backgrounds, cultures, experiences, insights and skills in the Company’s workforce.
•	Prohibition of all forms of harassment, with reporting instructions in the event of an incident and prohibition of retaliation for reporting the same.
The Board periodically reviews the Code and any adopted updates are posted to our website. Company employees must review and acknowledge the Employee Handbook, which incorporates the Code, on an annual basis, and receive regular training on Code topics such as protecting confidential information and anti-harassment. We also publish regular reminders about Tyler’s insider trading policy, trading limitations, and whistleblower policy.

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Anti-Bribery Policy
In 2021, our Board of Directors adopted a standalone anti-bribery policy, setting forth the our expectations of integrity and anti-bribery specific to Tyler’s foreign activities and international presence, consistent with the applicable provisions of the U.S. Foreign Corrupt Practices Act and other international anti-bribery laws that prohibit unlawful payments to secure unfair business advantages. The policy applies to the Company and all of its subsidiaries, and each of their directors, officers, employees, agents and representatives. Potential or suspected violations are to be reported to a member of the Audit Committee or to our Chief Legal Officer.
Whistleblower Policy
Tyler is committed to compliance with all applicable securities laws and regulations, accounting standards, accounting controls, and audit practices. The Board of Directors adopted a standalone Whistleblower Policy. That policy sets forth detailed procedures for the reporting of concerns or complaints regarding accounting, internal accounting controls, or auditing matters, including concerns around questionable accounting or auditing matters. Tyler does not permit retaliation of any kind for reporting a concern or complaint under the policy.
Stock Ownership Guidelines
In 2018, our Board of Directors approved stock ownership guidelines, which are based on the Board’s belief that Tyler’s directors and executive officers should have a meaningful ownership stake in Tyler that will align their interests with Tyler’s stockholders and will promote sound corporate governance. The guidelines apply to non-employee members of the Board and executive officers of Tyler. The market value of shares each “covered person” is required to hold is equal to or greater than the ownership levels specified below, based on a multiple of executive officers’ base salary or non-employee directors' annual cash retainer.
Covered Person Position	Stock Ownership Guideline
Executive Chair, Chief Executive Officer, President	6 times base salary
Other Named Executive Officers	4 times base salary
Other Executive Officers as designated by the Compensation Committee of the Board	1 times base salary
Non-employee Directors	4 times annual cash retainer
Compliance is evaluated once a year, as of the last day of each fiscal year. We expect each covered person to meet these guidelines within three years from their commencement of service with Tyler as a covered person. In the event of a promotion or an increase in base salary or annual cash retainer, the covered person is expected to meet the higher ownership amount within three years from the effective date of the promotion, salary or retainer change. Each of our covered persons is in compliance with the stock ownership guidelines as of December 31, 2021. A copy of the Stock Ownership Guidelines may be found on our website, www.tylertech.com.
Stock Anti-Hedging and Pledging Policy
Also in 2018, our Board approved an anti-hedging/pledging policy, which provides that the same non-employee directors and executive officers subject to the Stock Ownership Guidelines are prohibited from engaging in any hedging transaction that could reduce or limit that person’s holdings, ownership or interest in Company securities. Such transactions, while allowing the holder to own Tyler’s securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of our stockholders generally. In addition, those same covered persons are also discouraged from pledging Company securities or from holding our securities in margin accounts and are prohibited from doing so to the extent of the Stock Ownership Guidelines. A copy of the Stock Anti-Hedging and Pledging Policy may be found on our website, www.tylertech.com.
Corporate Responsibility
Tyler’s cross-functional management committee (including executive leaders from Tyler’s finance, human resources, and legal disciplines) met regularly throughout 2021 to continue the coordination and communication of our environmental, social, and governance (ESG) initiatives. More information on those initiatives can be found in our Corporate Responsibility Report, available on our website, www.tylertech.com/about-us/who-we-are/corporate-responsibility.
We encourage stockholders to review that report in full; however, we are pleased to share highlights from it to reflect our commitment to ESG matters.

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Tyler responded with resiliency to the ongoing challenges the COVID-19 pandemic brought to 2021. We developed a guiding principle of “Better Together, with Flexibility,” based on our belief that we are at our most creative and collaborative when we can gather together in person. This principle also recognizes, though, that in-person work environments must be balanced with flexibility to accommodate team member needs and constantly changing COVID-19 infection rates and concerns.
We also assembled a Coronavirus Executive Task Force to develop our COVID-related policies, and we administered a Coronavirus Time Off policy to provide for coronavirus-related time off without impacting traditional vacation or sick time. We equipped our team members with the technology they needed to continue supporting our clients, even from a remote work environment, and we delivered a fully virtual Tyler user conference.
In 2021, Tyler finalized its Environmental Policy, which was unanimously approved by our Board. Our Environmental Task Force continued to pursue initiatives in support of our overall sustainability, including energy efficiency, renewable energy, water conservation, and waste minimization. We modified our business model to accommodate an increase in remote implementations, which helped to reduce unnecessary business travel while maintaining quality of service. Our 2021 greenhouse gas inventory results will be published in the spring of 2022 and will be published on our website. In 2022, we will also officially launch “Green Teams,” which are self-organized, cross-functional groups of Tyler team members who voluntarily come together to educate, inspire, and empower their co-workers to improve environmental sustainability. This launch is based on the Green Team Framework established in 2021.
Tyler’s team members are the backbone of our business, and we are committed to creating and maintaining a workplace where our nearly 7,000 team members feel included, valued, and respected. In 2021, we formed a Diversity, Equity, and Inclusion Council to oversee DEI initiatives and to develop a corporate strategy to monitor and measure those initiatives. We are committed to pay equity, we have implemented policies to promote equality in our employment practices, and we formalized our Code of Social Responsibility to reflect our commitment to protecting the rights and well-being of our employees, clients, and communities. We conduct regular training on policies such as anti-harassment, but also on new skills such as manager development and AWS certifications. We provide resources and services to support the physical, mental, and financial health of our employees. In 2021, we also celebrated 50 years of community giving through the Tyler Foundation, a nonprofit charitable organization founded in 1971 and funded by Tyler.
Tyler’s governance principles and initiatives are discussed throughout this proxy material. The Board and the Nominating and Governance Committee regularly evaluate those principles and initiatives to ensure they best reflect our commitment to strong corporate governance and align with applicable standards and requirements. In 2021, the Board approved enhanced governance practices by, for example, updating Tyler’s bylaws to provide for a proxy access right, and submitting the stockholder proposals for amendments to our Restated Certificate of Incorporation to provide for the additional stockholder rights discussed in Proposals Two, Three, and Four.
Another area of our focus is our information security and privacy programs. We invest in technical and operational solutions and training to evolve the security of our applications, architecture, and processes, and to embed privacy principles in our work. Our information security program and privacy programs are closely integrated. We align our security management framework to the National Institute of Standards and Technology Cyber Security Framework (NIST CSF) and NIST 800-53, the frameworks formulated to support U.S. federal agencies and corporations to which the majority of Tyler’s public sector clients also align. This control framework is similar to the global standard, ISO 27001, which allows us to crosswalk between the two frameworks to identify and address any gaps applicable to us. On an annual basis, we complete SSAE18 SOC 1 & 2 audits, and we undergo PCI-DSS Level 1 audits. Upon hire and on an annual basis, all Tyler team members are required to complete information security training, which includes data privacy components.
Our Privacy Statement is publicly available on our website, www.tylertech.com, and provides detailed information about the types of data we collect and how we collect it, what we use that data for, and the steps we take to protect it. The Privacy Statement also explains how to contact Tyler if there are questions about data Tyler maintains as a data collector (including corrections, updates, or deletions of that data), and who to contact in the event the data Tyler maintains is as a data processor, acting for or on behalf of a Tyler client
Our full Board is briefed on information security and privacy matters at every regular Board meeting, and has access to leaders from our information technology, information security, cloud strategy and operations, and legal teams if and as needed or requested. The Audit Committee is charged with direct oversight of information security matters for the Board, as reflected in the Audit Committee Charter.
For more information, please reference the Security, Compliance, and/or Privacy webpages at www.tylertech.com.

2022 Proxy Statement 37

While the Board as a whole is briefed on Tyler’s ESG initiatives, the Nominating and Governance Committee has been tasked with direct oversight responsibility for those activities. Tyler’s ESG disclosures are designed to align with recognized frameworks including the Sustainability Accounting Standards Board Standards and the Global Reporting Initiative Standards. In 2021, Tyler participated for the second time in the S&P Corporate Sustainability Assessment (CSA), used to construct the Dow Jones Sustainability Index (DJSI). This year, for the first time, Tyler was proud to be recognized by the DJSI as a top sustainability performer in the industry, ranking in the 93rd percentile and qualifying to be included in the DJSI North America family.

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STOCKHOLDER ENGAGEMENT
Over the course of 2021, Tyler and members of our Board of Directors regularly engaged with stockholders. Those engagements predominantly centered on our 2021 board composition considerations and ESG matters. For example, our Nominating and Governance Committee Chair discussed perspectives regarding gender and racial diversity among our Board members with multiple stockholders, with stockholder feedback impacting our approach to Board diversity considerations discussed in “Proposals for Consideration—Board Diversity”. In addition, he and other Tyler executives sought and received stockholder input on ESG priorities and updated stockholders on our ESG initiatives.
Under the leadership of the Nominating and Governance Committee, the Board also adopted an amendment to our bylaws to provide for a proxy access right. The Nominating and Governance Committee recommended this amendment to the Board based on feedback received during 2021 stockholder engagement, the public support for proxy access bylaws expressed by multiple of our institutional investors, and trends among other public companies on the S&P 500. In February 2022, and as reported by the Company in a Current Report on 8-K filed on February 7, 2022, the Board unanimously approved a proxy access bylaw that follows industry-standard policies and processes. The Board also unanimously approved amendments to the advance notice provision of the Bylaws to better align its notice provisions with the proxy access bylaw, and to memorialize the Board’s ability to convene virtually and to hold emergency meetings. For more information, please see our bylaws, available on our website at www.tylertech.com.
As part of our ongoing engagement with stockholders, we regularly discuss executive compensation matters and solicit stockholder input. In 2021, our Compensation Committee Chair, Chief Financial Officer, Chief Legal Officer and Chief Human Resources Officer engaged with stockholders to discuss the Company’s executive compensation philosophy and practices. In engaging with stockholders, we discussed current levels of compensation and performance metrics used in providing short-term and long-term incentive compensation to our Named Executive Officers as well as governance practices of greatest importance to our stockholders. And, at our 2021 Annual Meeting of Stockholders, our say-on-pay proposal received the support of 93% of the votes cast. Our Board views this support as affirmation that our stockholders support our approach to Named Executive Officer compensation, that our policies are in alignment with our stockholders, and that they appropriately reflect our “pay for performance” philosophy. Based on engagement with stockholders and the high level of approval, the Compensation Committee determined that current executive compensation practices remain appropriate and should be continued.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for certain of our executive officers (the “Named Executive Officers” or “NEOs”) and provides an overview of our executive compensation philosophy, objectives, policies and practices. It also describes how and why the Compensation Committee made specific decisions relative to Named Executive Officer compensation, including the objectives and key factors considered in determining 2021 compensation and summarizes 2022 approved compensation.
EXECUTIVE SUMMARY
2021 Business Highlights
In 2021, we saw first-hand the positive trends in public sector market activity, as proposal and other sales activities reached and even surpassed pre-COVID levels. For the full year, bookings were up 41.6%. In addition, we completed 5 acquisitions, including the $2.3 billion acquisition of NIC Inc., the largest in our history, and progressed in our journey toward becoming a cloud-first organization. In terms of financial results, we achieved the following:
For the year ended December 31, 2021:
•	We achieved annual Generally Accepted Accounting Principles (“GAAP”) revenue of $1.592 billion, a 42.6 percent increase over 2020;
•	Recurring revenues increased 53.8 percent over 2020 to $1.259 billion, and comprised approximately 79.1 percent of our total revenues in 2021;
•	GAAP earnings per diluted share decreased 17.1 percent to $3.82 in 2021, and non-GAAP earnings per diluted share increased 29.3 percent to $7.02;
•	We generated $371.8 million in cash provided by operations during the year, and ended the year with total cash and investments of $407.8 million and $1.34 billion in debt;
•	We generated Adjusted EBITDA of $435.7 million; and
•	We closed the year with backlog of $1.796 billion, up nearly 12.6 percent from 2020.
Our executive officers, along with our entire team, were focused on leading our business and clients to emerge from the impact of COVID-19 and deliver strategic objectives and key operational initiatives in 2021. In addition to a strong balance sheet and record subscription growth, 2021 achievements included:
•
The creation of a new Corporate Operations team, which allows us to significantly reduce operational silos, align business priorities, and improve our decision-making processes across the organization.

•
The completion of a $2.3 billion cash acquisition of NIC, strengthening Tyler’s relationship with state government and federal agencies, allowing us to leverage NIC’s state-level contracts to pursue cross-selling and joint opportunities.

•
The return of Tyler team members to our more than 80 offices with enhanced flexible work options and the introduction of new and enhanced paid time off benefits including, 12 weeks of paid parental leave and new paid holidays which reflect the diversity of our team.

•
Continued recognition as a “Best Place to Work” for several Tyler offices, including Tyler offices in Herndon, Virginia; Lakewood, Colorado; Jackson, Mississippi; Yarmouth, Falmouth, and Bangor, Maine; Troy, Michigan; and Plano, Texas.

•	The rollout of our newly defined mission, vision, and values to reinforce Tyler’s strong culture.

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2021 Executive Compensation Summary
Key compensation highlights for our Named Executive Officers are as follows:
•
Mr. Marr, Mr. Moore, and Mr. Miller received no increase to their annual salaries in 2021. Mr. Puckett was added as a Named Executive Officer in 2021 and received an annual salary increase of 11.1% associated with his promotion to Chief Operating Officer.

•
No changes were made to short-term incentive target levels of our Named Executive Officers in 2021. As Executive Chair, Mr. Marr does not receive a short-term incentive. Mr. Moore, Mr. Miller and Mr. Puckett earned 1,105, 838, and 465 short-term performance-based restricted stock units (“PSUs”) respectively, reflecting 120% of the target amounts based on achievement of short-term incentive performance goals in 2021.

•
Mr. Marr received 7,500 stock options in 2021, which was unchanged from 2020. Mr. Marr does not receive PSUs in his role as Executive Chair. Stock options granted to Mr. Moore were reduced from 22,500 in 2020 to 18,000 in 2021. Stock options granted to Mr. Miller were reduced from 15,000 in 2020 to 12,000 in 2021. Stock options granted to Mr. Puckett were reduced from 5,000 in 2020 to 4,700 in 2021. The number of long-term PSUs granted to Mr. Moore and Mr. Miller remained the same in 2021 as previously granted in 2020; 5,000 PSUs and 3,333 PSUs respectively. The long-term PSUs granted to Mr. Puckett increased from 2,000 PSUs in 2020 to 2,350 PSUs in 2021.

The total direct compensation received by our Named Executive Officers in 2021 was allocated as follows:

CEO
All Other NEOs
9%
11%
37%
43%
Pay at risk 91%
14%
10%
38%
38%
Pay at risk 86%
Annual Salary
Annual Incentive (PSUs)
Long-Term Incentive (PSUs)
Long-Term Incentive (Options)

Our executive compensation program emphasizes performance-based compensation tied to the creation of long-term stockholder value. We believe that incentives that vest over multiple years motivate and retain our executives while aligning their interest in the long-term performance of the Company with that of our stockholders. As a result, a substantial portion of our executives’ compensation consists of performance-based restricted stock units and stock options that provide no value to our executives unless value is created for our stockholders through long-term performance of the Company.

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COMPENSATION PHILOSOPHY AND OBJECTIVES
Elements of Executive Compensation
We believe that sustained achievement of measurable financial objectives leads to increased stockholder value. As such, a significant portion of our Named Executive Officers’ target total direct compensation is “at-risk” and based on the achievement of annual and long-term financial objectives. Linking our executive officer compensation to challenging performance objectives creates a strong incentive to achieve both short-term growth and profitability objectives and to create sustainable long-term value for our stockholders.
Element	Form of Compensation	Purpose	2021 Metric
Base salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent with the specific skills and experience needed to drive continued growth	Base salary is a fixed component and changes to salary, when made, are dependent on individual performance, peer and market comparisons and retention goals
Annual Incentive compensation	Performance-based restricted stock units (PSUs)	Provides reward for achieving or exceeding annual financial performance goals	Achievement of adjusted earnings per share goals (Non-GAAP), which are recommended by the CEO and approved by the Compensation Committee
Long-term equity-based compensation	Performance- based restricted stock units (PSUs) and stock options	Create a strong financial incentive for stockholder value creation with significant Company equity stake linked to long-term, future Company performance	3-year Recurring Revenue Growth (PSUs); stockholder value created, in the form of increased value per share (options)

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Executive Compensation Related Policies and Practices
We operate under the following compensation-related governance practices for responsible management of risk and expense in the reward of our Named Executive Officers:
Our Philosophy	Our Practice
Our executive compensation program and practices are designed to reward for performance, not provide perquisites
Total Target Compensation for our Named Executive Officers is consistently set at or below levels within our peer group with the opportunity for increased compensation based on performance above planned growth goals.

88% of total target compensation to our Named Executive Officers is “at risk” compensation.

Our Named Executive Officers receive no material non-cash benefits, deferred compensation benefits, or other executive perquisites.

Our Named Executive Officers participate in the same health and welfare benefits available to all employees of the Company and on the same terms as broadly available.
We deliver pay for performance that consistently meets or exceeds expectations
Performance-based incentives are provided upon the achievement of annual growth and operational goals and long-term growth goals that increase stockholder value. The potential for additional compensation is linked to performance levels that exceed Board of Directors and stockholder expectations for performance and growth.

We administer our executive compensation programs and practices responsibly on behalf of our stockholders	Our Compensation Committee is comprised solely of independent directors.

We maintain an executive compensation recovery policy described further in the “Other Important Elements of our Executive Compensation” section.

We maintain stock ownership guidelines, referenced in more detail in the “Stock Ownership Guidelines” section, which require our executives to hold a meaningful ownership stake in the Company.

We design and administer our executive compensation program with caps and appropriate controls to ensure excessive risk taking is not incentivized as described in the “Other Important Elements of our Executive Compensation” section.

Our 2018 Stock Incentive Plan does not permit stock option exchanges or repricing without stockholder approval.

We maintain a Stock Anti-Hedging and Pledging Policy, described in the “Stock Anti-Hedging and Pledging Policy” section, to prohibit our executives from engaging in transactions that could reduce or limit their holdings, ownership or interest in Company securities and to discourage our executives from pledging Company securities or from holding Company securities in margin accounts.

We conduct an annual stockholder advisory vote on Named Executive Officer compensation and maintain ongoing outreach to our investors to understand their perspectives on our executive compensation program.

Our Compensation Committee conducts an annual assessment.

We do not provide excise tax payments or “gross ups” on future post-employment compensation to our Named Executive Officers if they become eligible for severance payments under the terms of their employment agreements.

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PROCESS FOR SETTING EXECUTIVE COMPENSATION
The Compensation Committee carries out the responsibilities of our Board relating to the compensation of our Named Executive Officers with input from all of our independent directors including:
•	Reviewing and approving all compensation of our CEO and other Named Executive Officers;
•	Reviewing and approving performance goals used in the design of our annual and long-term incentive plans;
•	Reviewing and approving CEO and Named Executive Officer post-employment compensation arrangements; and
•	Reviewing and approving this Compensation Discussion and Analysis.
The Compensation Committee carries out these duties in the interests of our stockholder based on our compensation philosophy and objectives. Its focus is on developing and maintaining an executive compensation program that is competitive and balances the need to attract, motivate, and retain a talented, experienced executive team within a context of responsible cost and risk management.
In the course of carrying out their duties, the Compensation Committee consults with our Human Resources, Finance, and Legal departments to gather information regarding corporate and individual performance, peer and market comparator data, and financial and legal best practices and regulatory changes. The Compensation Committee reviews recommendations for performance measures and related target levels of pay for our Named Executive Officers, which are prepared by our Chief Human Resources Officer and presented in the context of our operational and long-term performance objectives, our compensation philosophy and objectives, and peer compensation data.
Role of Our CEO and the Other Named Executive Officers
Our Named Executive Officers do not make recommendations regarding their own compensation. The Compensation Committee does solicit the opinions of our Executive Chair of the Board and our Chief Executive Officer relative to the level of attainability and risk associated with performance objectives in the performance-based compensation elements and the rationale for any individual changes to Named Executive Officer compensation (other than their own). The Compensation Committee reviews and discusses the recommendations presented and uses them as one factor in approving the compensation of our Named Executive Officers.
Factors Considered in Setting Executive Compensation
In determining the amount and form of the compensation elements, the Compensation Committee considers a number of factors, including:
•	Our executive compensation program objectives;
•	Corporate performance, as reflected in the achievement of key strategic, financial and operational objectives;
•	Responsible compensation pay practices and mix of pay elements, which minimize excessive risk taking and reflect learnings from our stockholder engagement efforts;
•	Base salaries, annual incentives, and long-term incentives provided in our peer group and for peer roles in the Radford Global Technology Survey;
•	Performance and retention of the Named Executive Officers and the value of that retention to stockholders; and
•	Feedback and perspectives gained from engagement with stockholders.
Each year, our Chief Human Resources Officer provides the Compensation Committee with data to support a review of the market competitiveness of our executive compensation relative to broad industry peers, which is described in detail below. In addition to a review of this information, the Compensation Committee considers the overall objectives of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate relative to operational objectives and long-term performance of the Company. The Compensation Committee may retain the services of compensation advisors for the purposes of assisting in the determination of executive compensation. In 2021, the Compensation Committee engaged a consultant from Pearl Meyer to review and discuss with our Compensation Committee materials prepared by the Chief Human Resources Officer for Committee review. Our Named Executive Officers’ compensation is primarily composed of base salary, bonus, and stock option and PSU grants, and does not include more complex elements such as deferred compensation plans.

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Peer Group
In order to provide the Compensation Committee with more detailed and specific information about executive compensation levels and practices, we utilize a peer group (the “Peer Group”) each year to assist in determining appropriate compensation levels for the Named Executive Officers. The Peer Group used for competitive analysis consists of publicly traded companies of similar size, most of which are in the enterprise software space.
The 18 companies in the Peer Group used to assist in setting 2021 compensation were:
ACI Worldwide, Inc.	Manhattan Associates, Inc.
Ansys, Inc.	Paycom Software, Inc.
Aspen Technology, Inc.	Pegasystems, Inc.
Blackbaud, Inc.	PTC, Inc.
Cornerstone onDemand, Inc.	RealPage, Inc.
Fair Isaac Corp.	RingCentral, Inc.
Guidewire Software, Inc.	Splunk
j2 Global, Inc.	Veeva Systems, Inc.
Jack Henry & Associates, Inc.	Zendesk, Inc.
We review the Peer Group annually to ensure that the companies in the Peer Group remain relevant and provide meaningful compensation comparisons. In February 2021, the Compensation Committee reviewed the Peer Group utilized in 2020, comparing them to Tyler considering the following four key metrics: revenues; net income; market capitalization; and total assets. The Compensation Committee determined the Peer Group remained appropriate with no changes for 2021 executive compensation comparative purposes.
The table below shows a comparison of those key metrics for Tyler in 2021 to the peer group average:
	Revenues	Market Capitalization
	(in millions)
Tyler Technologies, Inc.	$1,086.4	$15.9
Peer Group Average	$1,069.9	$14.5
Compensation Survey Data
In addition to peer company data, the Compensation Committee reviews compensation data for each of the Named Executive Officer’s roles from the Radford Global Technology Survey (the “Radford Survey”), which it has used since 2010. Over 2,000 technology and life science companies use the Radford Survey to benchmark their compensation practices for all levels within their organizations. This data is provided to the Compensation Committee by the Chief Human Resources Officer.
The Compensation Committee uses Peer Group and survey data as a reasonableness check. This flexibility is important in designing compensation arrangements which attract and retain new executives in the highly competitive and rapidly changing environment in which we compete for growth and talent.
Positioning of Pay
The Compensation Committee determines target total compensation for our Named Executive Officers after considering analysis of the Peer Group and Radford Survey data. The Committee does not apply a formula that ties our total compensation levels to specific market percentiles.

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ANALYSIS OF NAMED EXECUTIVE OFFICER COMPENSATION
2021 Named Executive Compensation Structure and Process
In February 2021, the Compensation Committee approved the total 2021 compensation packages for Mr. Marr, Mr. Moore, and Mr. Miller. Mr. Puckett was added as Named Executive Officer on May 11, 2021. The total compensation packages included annual salary, a short-term (annual) stock incentive compensation award, and a long-term stock incentive award.
Annual Salary
Annual salary is intended to provide competitive, fixed compensation to attract and retain executive talent with the skills and specific expertise needed to support the achievement of annual and long-term business objectives. Each year, the Compensation Committee approves the annual salaries for each of the Named Executive Officers who may or may not receive a salary increase in any given year. In considering the annual salaries for the Named Executive Officers, the Committee reviews the Peer Group and Radford Survey, internal business plans and performance, and general economic conditions in the context of our objectives for executive compensation.
Annual salary represents the single fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline minimum amount of annual compensation for our executives. In February 2021, the Compensation Committee approved maintaining annual salaries for each of the Named Executive Officers at the time. This excluded Mr. Puckett, who received an increase in March of 2021 of 11.1% associated with additional duties and scope prior to being confirmed by the Board of Directors as a Named Executive Officer in May 2021.
Name	Increase	2020	2021
John S. Marr, Jr.	0.0%	$300,000	$300,000
H. Lynn Moore, Jr.	0.0%	$525,000	$525,000
Brian K. Miller	0.0%	$400,000	$400,000
Jeffrey D. Puckett(1)	11.1%	$270,000	$300,000
(1)	Mr. Puckett was added as a Named Executive Officer on May 11, 2021.
The review and approval of increases by our Compensation Committee to our other Named Executive Officers was based on multiple factors. First, the Committee reviewed the Peer Group and Radford Survey data which included comparisons for comparable roles in similar-sized companies with annual revenues between $500 million and $2 billion. The annual salary approved by the Committee for 2021 is below the peer group median by 29%, 9%, and 13% for our CEO, Executive Chair and CFO, respectively. It is 30% lower, 20% lower, and 16% lower than the Radford Survey median annual salary for our CEO, Executive Chair and CFO, respectively. Mr. Puckett’s compensation was not included in this annual review in 2021 as it occurred prior to his addition as a Named Executive Officer.
The Compensation Committee considered multiple factors, including individual and Company performance in the previous fiscal year, executive experience, retention, and the Tyler’s growth in both revenue and earnings per share in independently assessing 2021 annual salary levels. As noted above, the Compensation Committee does not adhere to strict formulas or rely to any significant extent on market survey data to determine total compensation or the mix of compensation elements. Market survey data is not used as a benchmark per se, but rather is referred to by the Compensation Committee as a reasonableness check.
Short-term Incentives
Short-term incentives are intended to reward the achievement of short-term objectives which, when consistently achieved, drive long-term stockholder value. We believe that a meaningful portion of the executive’s compensation should be contingent upon the successful achievement of our annual corporate objectives.
While our short-term incentive compensation plan is based on a given year’s non-GAAP earnings per share, the initial establishment of the criteria for full achievement of the target bonus from year to year is based on a multi-year view of appropriate growth levels. In other words, performance that meets our internal plan in a given year may not necessarily correspond with our executives earning 100% of the target bonus if the internal plan does not meet the goal of overall year-over-year growth. The short-term incentive plan is based on the operating plan, which is developed from the “bottom-up” and considers a wide range of factors that impact our results, including the general economic environment, our market, competitive landscape, initiatives and investments, and various other risks and opportunities. As of the beginning of the plan year, with the impact of the COVID-19 pandemic and multiple new variants emerging, the achievement of the plan was considered to be challenging but reasonably possible when all such factors were considered.

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In February 2020, the Compensation Committee approved the change from a cash-based to a stock-based short-term incentive plan in the form of PSUs which vest only upon the attainment of short-term performance objectives established for the Plan. The Committee believes equity-based short-term incentives align executives with stockholder interests and performance which increases long-term value for our stockholders.
Each year, the Compensation Committee approves the vesting of annual incentive compensation PSUs for the prior fiscal year based on the achievement of defined incentive compensation performance objectives that were approved by the Compensation Committee at the beginning of the prior fiscal year. Short-term incentives for the prior fiscal year are reviewed by the Compensation Committee in the first quarter of the following fiscal year and generally vest as earned on March 1. While the vesting of short-term incentive PSUs is based solely on the achievement of pre-defined and pre-approved performance objectives, the Compensation Committee, using its judgment, may exercise discretion in granting additional bonus amounts and equity awards as it deems appropriate. These adjustments may be based on subjective factors such as the Compensation Committee’s assessment of external factors, including general economic and market conditions, unforeseen “one-time” events affecting financial performance or driving stockholder value, the executive’s assumption of additional responsibilities, the degree of difficulty of a particular assignment, and the executive’s experience, tenure, and future prospects with Tyler.
The 2021 short-term incentive compensation plan was based on annual non-GAAP earnings per share and is structured with graduated benefits for over-achievement and consequences for underachievement of objectives, including no vesting below a minimum threshold of performance.
Annual Incentive Metric	Rationale for Metric
Non-GAAP Earnings per Share*	We believe that non-GAAP earnings per share removes certain uncontrollable variables and provides a more accurate picture of our financial performance.
*
Excludes write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations.

In February 2021, the Compensation Committee approved the 2021 Incentive Compensation Plan recommended by the Chief Executive Officer, which was based on the achievement of fully diluted non-GAAP earnings per share goals established in connection with our annual operating plan and consistent with our long-term growth strategy (which excludes write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with the amortization of acquisition intangibles arising from business combinations, and did not include any individual performance goals). The 2021 Incentive Compensation Plan performance objectives for the Named Executive Officers were similar to other corporate employees’ incentive compensation plans and tied to similar goals, the main difference being the size of the target incentive award in relation to base salary. We believe that the percentage of compensation that is based on our performance should increase with an employee’s level within the Company up to and including executive management. Target incentives are determined based on experience, level of responsibility, and retention risk.
The 2021 Incentive Compensation Plan provided the opportunity for the executive officers, as well as other corporate employees, to earn incentive compensation at the following levels:
•	175% of target based on achieving 110.6% of adjusted earnings per share goal
•	170% of target based on achieving 109.9% of adjusted earnings per share goal
•	165% of target based on achieving 109.2% of adjusted earnings per share goal
•	160% of target based on achieving 108.5% of adjusted earnings per share goal
•	155% of target based on achieving 107.7% of adjusted earnings per share goal
•	150% of target based on achieving 107.0% of adjusted earnings per share goal
•	145% of target based on achieving 106.3% of adjusted earnings per share goal
•	140% of target based on achieving 105.6% of adjusted earnings per share goal
•	135% of target based on achieving 104.9% of adjusted earnings per share goal
•	130% of target based on achieving 104.2% of adjusted earnings per share goal
•	125% of target based on achieving 103.5% of adjusted earnings per share goal
•	120% of target based on achieving 102.8% of adjusted earnings per share goal
•	115% of target based on achieving 102.1% of adjusted earnings per share goal
•	110% of target based on achieving 101.4% of adjusted earnings per share goal
•	105% of target based on achieving 100.7% of adjusted earnings per share goal
•	100% of target based on achieving 100.0% of adjusted earnings per share goal

2022 Proxy Statement 47

•	95% of target based on achieving 99.3% of adjusted earnings per share goal
•	90% of target based on achieving 98.6% of adjusted earnings per share goal
•	85% of target based on achieving 97.9% of adjusted earnings per share goal
•	80% of target based on achieving 97.2% of adjusted earnings per share goal
•	75% of target based on achieving 96.5% of adjusted earnings per share goal
•	70% of target based on achieving 95.8% of adjusted earnings per share goal
•	65% of target based on achieving 95.1% of adjusted earnings per share goal
•	60% of target based on achieving 94.4% of adjusted earnings per share goal
•	55% of target based on achieving 93.7% of adjusted earnings per share goal
•	50% of target based on achieving 93.0% of adjusted earnings per share goal
•	45% of target based on achieving 92.3% of adjusted earnings per share goal
•	40% of target based on achieving 91.5% of adjusted earnings per share goal
In January 2022, the Compensation Committee approved vesting of the 2021 short-term incentive awards at 120% of base salary for Messrs. Moore, Miller, and Puckett. Equity awards under the 2021 Incentive Compensation Plan vested on March 1, 2022, as approved.
Metric	Threshold (40%)	Target (100%)	Max (175%)	Actual Achievement	% of Target Achieved
Non-GAAP EPS*	$5.20	$5.68 to $5.719	$6.28	$5.85	120%
*
Included adjustments to 2021 GAAP pre-tax income for (i) $2.7 million of write-downs of acquisition-related deferred revenue, (ii) $108.2 million of share-based compensation expense and employer portion of payroll taxes on employee stock transactions, (iii) $90.5 million of amortization of intangibles arising from business combinations.

Long-term Incentives
The third component of our Named Executive Officers’ 2021 compensation was long-term stock incentives, including PSUs and stock options. We believe stock incentives provide a vital link between the long-term results achieved for our stockholder and the rewards provided to executive officers and other key employees for that achievement.
Long-term equity incentives are comprised of stock options and PSUs and are intended to reward sustained achievement of long-term objectives through achievement of performance goals and time-based vesting periods. Stock options granted to our executive officers have a ten-year life. Beginning in 2016, options vest ratably over a three-year period for employees (including Named Executive Officers) who are at least 50 years of age and have tenure with the Company of at least 15 years; otherwise, options vest ratably over a five-year period. Beginning in 2018, PSUs also vest ratably over three-year or five-year periods upon the achievement of defined performance measures as determined by the Compensation Committee. Our allocations reflect our philosophy that a significant portion of our executive officers’ compensation should be performance-based and therefore at risk depending on the Company’s performance. Through the use of equity incentives, a significant portion of potential compensation is tied directly to achievement of performance goals or stock price appreciation, further aligning the interest of our executive officers with those of our stockholders. Stock options are granted in semi-annual tranches (on or about June 1 and December 1), and PSUs are granted on or about March 1 after performance metrics have been established. Stock option awards are granted with an exercise price equal to the market price at the time of the award.
Our objectives in granting equity incentive awards are to:
•	maintain an overall number and value of equity incentive awards that is reasonable in terms of stockholder dilution;
•	focus equity incentive awards on a limited number of key employees who have a direct impact on our ability to achieve our long-term goals;
•	provide the largest equity incentive grants to our top performers and individuals with the greatest responsibilities and potential to drive long-term share price appreciation; and
•
utilize a mix of options, restricted stock units, and performance-based restricted stock units to align recipients with the long-term interests of our stockholders, without promoting excessing risk taking.

In setting the mix between the different elements of compensation, we do not target specific allocations, but generally weigh incentive compensation elements more heavily. For more information, see “Compensation Discussion and Analysis — 2021 Named Executive Officer Compensation Structure and Process — Compensation Mix” below. For 2021, the Compensation Committee approved grants of PSUs for 5,000 shares for Mr. Moore and 3,333 shares for Mr. Miller. This represents no increase in PSUs granted in 2021 versus 2020. The Committee felt the increased value per share, driven by Company performance, provided an appropriate level of compensation increase with no need for an increase in units granted at this time. Mr. Puckett received a 2021 grant of 2,350 PSUs, an increase from the 2,000 PSUs granted in 2020 to reflect his

48	2022 Proxy Statement

expanded role. Mr. Marr no longer receives PSUs in his role as Executive Chair. These grants to the Named Executive Officers, and therefore the actual number of PSUs, are subject to performance-based vesting with a performance period of three years. The performance measure used to determine the number of PSUs vested at the end of the three-year performance period for the 2021 PSU grant is recurring revenue growth over that period. The three-year cliff vesting period reinforces the importance of sustained recurring revenue growth to the Company’s long-term success. The Compensation Committee believes that this vesting schedule emphasizes the long-term nature of this compensation component, thereby further aligning the interests of the Named Executive Officers with those of the stockholders. Upon vesting, the vested PSUs will be “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU.
The following table sets forth the performance criteria that must be met for annual PSU grants to be earned and eligible for vesting:
3-Year Cumulative Recurring Revenue Growth(1)	Percentage of PSUs to be earned and eligible for vesting
Under 25.6%	—
25.6%-29.59%	50%
29.6%-33.59%	80%
33.6%-39.59%	100%
39.6%-45.59%	120%
45.6% and above	150%
(1)
Includes non-GAAP recurring revenue from an acquisition when total acquired company recurring revenue is less than or equal to 3% of Tyler recurring revenue. For an acquisition with recurring revenue run rate at the time of acquisition that is greater than 3% of Tyler recurring revenue, includes recurring revenue from the acquisition that is equal to 3% of Tyler recurring revenue at the time of acquisition.

In addition, in February 2021, the Compensation Committee preliminarily approved the size of option grants to our Named Executive Officers as set forth below, to be made in two equal tranches on June 1 and December 1, 2021, which was consistent with our semi-annual grant policy. The term and vesting period for stock option grants was consistent with stock option grants made to all our employees.
	PSUs	Stock Options	Stock Options
Name	March 1, 2021	June 1, 2021	December 1, 2021
John S. Marr, Jr.	n/a	3,750	3,750
H. Lynn Moore, Jr.	5,000	9,000	9,000
Brian K. Miller	3,333	6,000	6,000
Jeffrey D. Puckett(1)	2,350	2,350	2,350
(1)	Mr. Puckett was added as a Named Executive Officer on May 11, 2021.
The grant of options approved by the Committee in February 2021 represented no change from the number of options granted to Mr. Marr in 2020. Options are the only form of long-term incentive provided to Mr. Marr in his role as Executive Chair. The number of options granted to Messrs. Moore, Miller, and Puckett were reduced from 22,500 to 18,000; 15,000 to 12,000; and 5,000 to 4,700, respectively. In approving equity grants to the NEOs, the Compensation Committee considered many factors, including the position of our Named Executive Officers’ total cash compensation relative to the Peer Group and Radford Survey comparators, long-term growth goals and potential future financial performance, each Named Executive Officer’s experience and level of responsibility, and the retention of each Named Executive Officer. The Compensation Committee does not have a set formula to determine which of these factors is more or less important, and the specific factors used and their weighting may vary among individual executives. The Compensation Committee also periodically reviews ISS guidelines as to the appropriate level of share-based awards granted for companies of similar characteristics.

2022 Proxy Statement 49

Share-based awards were made in 2021 to approximately 13% of all employees. The Named Executive Officers were awarded approximately 16% of the total annual recurring stock incentive awards granted to employees in 2021 as part of our annual recurring stock incentive award program. In 2021, the percentage of total share-based awards for our annually recurring grants to Named Executive Officers was as follows:
Name	Percentage of total annually recurring stock incentive awards
John S. Marr, Jr.	2.2%
H. Lynn Moore, Jr.	6.9%
Brian K. Miller	4.6%
Jeffrey D. Puckett	2.1%
Compensation Mix
The mix of the three key elements of 2021 Named Executive Officer compensation is designed with the objective of aligning a substantial portion of executive pay with the achievement of performance goals and increased value to Tyler stockholders. While annual salaries are intended to be fixed and certain, the other two elements only have value if performance goals are achieved or adjusted earnings per share goals are met and if the value of our common stock increases. We believe that having a larger measure of key pay elements at risk motivates and challenges our Named Executive Officers to achieve positive returns for our stockholders. For 2021, the proportion of pay at risk for our Named Executive Officers was as follows:
Name	Annual Salary	Compensation at Risk
		Short-term Stock Incentive Target	Long-term Stock Incentive Target
John S. Marr, Jr.	26%	0%	74%
H. Lynn Moore, Jr.	9%	11%	80%
Brian K. Miller	10%	13%	77%
Jeffrey D. Puckett	13%	12%	75%
The table above depicts the relative mix of pay elements for 2021, consisting of annual salary earned, annual bonus incentive earned, and the aggregate grant date fair value of annual recurring share-based awards made to the Named Executive Officers. For more detail, see “Executive Compensation — Summary Compensation Table.”
Additional Considerations
In addition to the compensation objectives and the specific considerations discussed above, the Compensation Committee discussed in detail the following in determining total compensation for the Chief Executive Officer and other Named Executive Officers in 2021:
•
Key operational and long-term objectives including management’s goal of year-over-year earnings per share growth, continued strengthening of our balance sheet, profitability, and growth of recurring revenues;

•	Management’s objectives to develop and deploy premier technology through continued investment and transition to the cloud;
•	The continued retention of each of our Named Executive Officers who lead our long-term growth strategy;
•	Reference to levels of compensation of other named executive officers of similarly sized, publicly held companies in similar industries;
•	Analysis of granted and realizable Named Executive Officer compensation at Tyler and stockholder value created under multiple long-term growth scenarios;
•	Terms of employment agreements, including equity granted with the five-year employment agreements executed in 2018 and the final vesting of this grant in 2023.
After considering all of the factors outlined in this Compensation Discussion and Analysis, the Compensation Committee considered the overall compensation paid to our Named Executive Officers for 2021 to be appropriate and reasonable.

50	2022 Proxy Statement

2022 Named Executive Officer Compensation
In July and October 2021, the Committee reviewed in-depth analysis of Named Executive Compensation in light of the plan, previously communicated to stockholders in 2019, to eliminate the historic practice of granting equity associated with the five-year employment agreements with the Named Executive Officers. In January 2022, the Compensation Committee reviewed the final proposed executive compensation program and individual compensation elements for each of the Named Executive Officers, including our Chief Executive Officer. As in previous years, the Committee considered the overall objectives of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate relative to operational objectives and long-term performance of the Company. The Committee reviewed and discussed information provided by the Chief Human Resources Officer, including peer and market data. Messrs. Moore and Miller attended the portion of the meeting focused on 2021 Company performance and achievement of short and long-term incentives. Mr. Moore and Mr. Miller left the meeting and Ms. Shimansky, the Chief Human Resources Officer, remained to answer questions regarding 2021 Named Executive Officer Compensation information provided and to record the decisions of the Committee. A consultant from Pearl Meyer was also present to support the Committee discussion. The Committee approved the following 2022 total compensation for the Named Executive Officers:
Annual Salary
The Compensation Committee increased annual salaries to Messrs. Moore and Miller to $600,000 and $415,000, respectively. No changes were made to the annual salaries of Messrs. Marr and Puckett. These decisions were based on multiple factors including the review of Peer Group and the Radford Survey data.
Annual Incentive
The Committee maintained the current target bonus levels of 100% of base salary for Mr. Moore and Mr. Miller. Mr. Puckett’s target bonus level was increased from 75% to 85%. Mr. Marr does not receive an annual incentive in his role as Executive Chair of the Board. The annual incentive continues to be delivered in the form of short-term performance-based restricted stock units. To earn 100% of the target bonus under the 2022 Incentive Compensation Plan, the Company must achieve 2022 non-GAAP earnings per share between $7.41 and $7.449, as adjusted to exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations. The bonus is based on our operating plan, which was reviewed by the Compensation Committee. In order to achieve the threshold bonus of 40% of target, the Company must achieve non-GAAP earnings per share of $6.93. The short-term PSUs have a date of grant of March 1, 2022, and vesting will be determined on the first anniversary based on the level of performance achieved. Upon vesting, the vested PSUs will be “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU.
Long-Term Incentive
Stock Options. For 2022, the Compensation Committee approved stock option grants of 7,500 options to Mr. Marr, 20,000 options to Mr. Moore, 10,000 options to Mr. Miller, and 6,500 options to Mr. Puckett. In 2021, the Committee approved stock option grants to Messrs. Marr, Moore, Miller and Puckett of 7,500; 18,000; 12,000; and 4,700 options respectively.
The options will be issued in two equal tranches on or about June 1 and December 1, 2022. Options will vest ratably over a three-year period beginning on the first anniversary of the grant date for the Named Executive Officers, each of whom is at least fifty years of age and has a tenure with the Company of at least fifteen years. The Compensation Committee believes these vesting schedules emphasize the long-term nature of this compensation component, and the changes approved in 2022 long-term incentive compensation further align the interests of our Named Executive Officers with those of the stockholders.
PSUs. For 2022, the Compensation Committee approved grants of long-term PSUs of 6,500 shares to Mr. Moore, 3,750 shares to Mr. Miller, and 2,500 shares to Mr. Puckett. Mr. Marr does not receive PSUs in his role as Executive Chair. In 2021, the Committee approved long-term PSUs of 5,000; 3,333; and 2,350, respectively to Messrs. Moore, Miller and Puckett. The PSUs were granted on March 1, 2022.
The options and PSUs granted to our Named Executive Officers in 2022 reflects the Committee’s view of multiple factors incuding the appropriate mix of options and PSUs in total annual grant value, a review of peer and market data, normalization of equity compensation with the planned elimination of the historic five-year grant associated with executive employment agreements, and a reflection of Mr. Puckett’s expanded role.

2022 Proxy Statement 51

Annual grants of long-term PSUs to the Named Executive Officers are subject to performance-based vesting with a performance period of three years. In 2022, the performance measure used to determine the number of PSUs vested at the end of the three-year performance period is 3-year cumulative recurring revenue growth over the period. From 2018 through 2020, the performance measure used in the NEO PSU grant was 3-year cumulative revenue growth. The Committee has historically discussed a move to metrics more closely aligned with the business strategy and feedback received during stockholder engagement. Recurring revenue growth over a three-year period was approved by the Committee in 2021 as the PSU metric given its alignment with our strategy to move to the cloud, feedback from stockholders, peer utilization review, and as a significant driver of continuing stockholder value. The three-year cliff vesting period reinforces the importance of sustained revenue growth to the Company’s long-term success. The Compensation Committee believes that this vesting schedule emphasizes the long-term nature of this compensation component, thereby further aligning the interests of the Named Executive Officers with those of the stockholders. Upon vesting, the vested PSUs will be “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU. Performance levels for the long-term PSUs are reviewed by the Committee and approved each year based on multiple factors, including historic and expected performance against multi-year growth goals.
The following table sets forth the performance criteria that must be met for 2022 PSU grants to be earned and eligible for vesting:
3-Year Cumulative Recurring Revenue Growth(1)	Percentage of PSUs to be earned and eligible for vesting
Under 25.6%	—
25.6%-29.59%	50%
29.6%-33.59%	80%
33.6%-39.59%	100%
39.6%-45.59%	120%
45.6% and above	150%
Benefits
Our Named Executive Officers are eligible for the same benefits made available to other full-time employees generally, including our 401(k) Savings Plan, Employee Stock Purchase Plan, health and dental care plans, life insurance plans, disability plans, and other welfare benefit programs.
Employment Agreements
We have historically executed five-year employment agreements with our Named Executive Officers based on our belief that these agreements were in the best interests of our stockholders. These agreements have historically included equity grants that vest over the term of the employment agreements. In 2019, based on engagement with stockholder, we made the decision no longer to provide equity grants with the execution of employment agreements. The employment agreements with our Named Executive Officers support leadership team retention and operational stability. They also ensure continuation of the disciplined growth and operational execution we have relied upon to consistently deliver stockholder value and client satisfaction.
In February 2018, we entered into new five-year employment agreements with John S. Marr, Jr., H. Lynn Moore, Jr., and Brian K. Miller. Under the terms of the employment agreements, Messrs. Marr, Moore, and Miller receive minimum base salaries of $300,000, $500,000 and $383,000, respectively. These executives also participate in performance bonus or incentive compensation plans as approved by the Compensation Committee and receive all employee benefits and perquisites normally offered to our employees. Each agreement provides for payment of accrued compensation as well as a severance payment equal to each executive’s then-current base salary and target bonus upon the executive’s termination of employment without cause, or upon the executive’s termination of employment within thirty days of a change in control. A change in control is defined as our merger or consolidation into an unaffiliated entity; our dissolution or liquidation; the sale of all or substantially all of our assets; the acquisition by any person, entity, or group of more than 30% of our voting stock; or a change in the majority of our Board of Directors that was not approved by the then-existing directors. In addition to the payment of accrued compensation and the severance payment, each agreement also provides that we will continue to provide medical benefits for 12 months after the date of termination without cause or upon a change in control. In the event of a termination without cause, a termination due to disability or death, or a termination because of a change in control, all unvested options, restricted stock units or other equity awards outstanding as of the date of the executive’s termination would immediately become fully vested and, as applicable, exercisable or settled.

52	2022 Proxy Statement

We developed a standard severance package for Messrs. Marr, Moore, and Miller because we believe it is necessary to attract and retain these qualified executive officers and to minimize the distraction caused by a potential transaction and reduce the risk that any of these executive officers departs before an acquisition is consummated. We believe that a pre-existing plan allows these executive officers to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. We further believe that our employment agreements ensure stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. The Compensation Committee applied its best judgment in developing the severance package after considering each executive’s overall compensation package, the rapidly changing environment for technology-based companies, the average time required to obtain employment for equivalent job duties, and the amount paid to executives in the event of termination without cause or upon a change in control.
In addition, the employment agreements provide that Messrs. Marr, Moore, and Miller were to be granted options to purchase 112,000; 112,000; and 40,000 shares of our Common Stock, respectively. The options were granted at an exercise price equal to the closing market price of our common stock as reported by the New York Stock Exchange as of the February 26, 2018, date of grant. The options vest in equal installments on the first, second, third, fourth, and fifth anniversary of the grant date and are subject to terms and conditions of the 2018 Stock Incentive Plan and our standard option agreement.
The employment agreements also provide that Messrs. Marr, Moore, and Miller were to be granted 36,000; 36,000; and 12,000 restricted stock units under the 2018 Stock Incentive Plan, respectively. The granted restricted stock units vest in equal installments on the first, second, third, fourth, and fifth anniversary of the date of the employment agreements.
In contrast to our general vesting schedules, the vesting schedules of the stock option and restricted stock unit grants associated with the 2018 employment agreements were structured to coincide with the full five-year term of the contracts.
The equity compensation associated with our five-year employment agreements is viewed by the Compensation Committee as one component of total equity compensation to the Named Executive Officers as shown in the table below:
Equity Type	Grant Frequency	Vesting	Purpose
Performance - based restricted stock units	Annual	Three - year cliff, only if performance metric achieved	Performance - Average three-year revenue growth
Options	Annual	Vesting over three years	Performance - Growth in stock price/stockholder value
Options	With employment agreement*	Vesting over five years	Retention of Named Executive Officers
Restricted stock units	With employment agreement*	Vesting over five years	Retention of Named Executive Officers
*	The last equity grant associated with NEO employment agreements was provided in 2018. We do not plan to issue an equity grant to our Named Executive Officers with any future employment agreements.
Equity granted to Messrs. Marr, Moore, and Miller is intended to retain and reward for performance that meets or exceeds growth goals over time. Equity type, grant frequency and vesting period as well as the performance criteria selected for use with PSUs has been chosen purposefully to drive consistent growth and increased stockholder value over time. In determining the value of equity compensation provided in association with the five-year employment agreements, the Compensation Committee considered Named Executive Officer experience, total compensation for each Named Executive Officer, including base, bonus, and the value of proposed annual equity grants, as well as multi-year growth performance targets, and Peer Group and market compensation data. Total compensation, including the annual value of the grant associated with the five-year employment agreements, is reviewed each year by the Compensation Committee. As noted in previous years, annual executive equity compensation, excluding the value of the grants associated with our five-year employment agreements, is well below Peer Group equity compensation in the years between our five-year employment agreement grants. However, as discussed above, based on Tyler’s engagement with stockholders in 2019, we do not plan to issue an equity grant to our Named Executive Officers with any future employment agreements after the current agreements expire in 2023.
We do not generally enter employment agreements with executives at Tyler other than our Named Executive Officers. At the time of his promotion, we did not enter into an employment agreement with Mr. Puckett. As we continue to evaluate the value of employment agreements to our stockholders, we will include Mr. Puckett in that consideration in the future.

2022 Proxy Statement 53

Other Important Elements of Our Executive Compensation
Executive Compensation Recovery Policy
Accountability is one of the fundamental Company values. To reinforce this value through our executive compensation program, the Board of Directors adopted an Executive Compensation Recovery Policy in February 2010. The policy applies to our Named Executive Officers, group and division presidents, senior financial management, and other key financial employees, and is included in the compensation plans for each such individual. Under this policy, if, in the opinion of the independent directors of the Board, an executive engages in fraud or intentional misconduct that causes a material restatement of our financial statements, then the independent directors shall have the discretion to use their best efforts to remedy the misconduct and prevent its recurrence. Based upon the facts and circumstances surrounding the restatement, the independent directors may direct the Tyler to recover all or a portion of any bonus or incentive compensation paid, adjust the future compensation of the executive, and dismiss, or take legal action against, the executive, in each case as the independent directors determine is in the Company’s best interests. The remedies that may be sought by the independent directors are subject to a number of conditions, including, that: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated; (2) the executive in question engaged in fraud or intentional misconduct; and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.
Stock Ownership Requirements and Guidelines
The 2018 Stock Incentive Plan includes a “clawback/forfeiture” provision pursuant to which the Compensation Committee may provide in any equity incentive award agreement that (1) the Compensation Committee may in its discretion cancel the award if the holder of the award engages in certain defined detrimental activity, and/or (2) the holder of an award is required to repay any amount in excess of what the holder should have received, whether by reason of a financial restatement, mistake in calculations, administrative error, or otherwise. In addition, all awards would be subject to reduction, cancellation, forfeiture, or recoupment as required under applicable law.
Anti-Hedging and Pledging
We maintain a Stock Anti-Hedging and Pledging Policy, described in the “Corporate Governance Principles—Stock Anti-Hedging and Pledging Policy” section, to prohibit our executives from engaging in transaction that could reduce or limit their holdings, ownership or interest in Company securities and to discourage our executives from pledging Company securities or from holding Company securities in margin accounts.
Frequency of Say-on-Pay Vote
In October 2016, our Board of Directors decided to submit an advisory vote on executive compensation to our stockholders on annual basis beginning with the 2017 annual meeting. The proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers. Stockholder feedback regarding our executive compensation program and governance practices is important to us. As described in the “Stockholder Engagement” section, we have incorporated feedback from our stockholders in the review of our executive compensation program and plan to continue the practice of the annual advisory vote and our ongoing outreach to stockholders.
Annual Assessment of Risks Associated with our Compensation Policies and Programs
Our compensation program is designed not to incentivize excessive risk taking by allocating an appropriate balance between the three compensation elements. The base salary component of compensation is a fixed amount and is therefore not subject to or influenced by risk taking. Our annual incentive compensation is principally focused on short-term performance goals established with consideration to building long-term stockholder value (non-GAAP earnings per share, which excludes write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with the amortization of acquisition intangibles arising from business combinations). Our long-term incentive compensation is based on the achievement of three-year revenue growth goals and long-term stock price growth through the grant of long-term PSUs and stock options. Our annual incentive compensation plans are graduated scale plans rather than based on “all or nothing” performance, which reduces the incentive for short-term excessive risk taking. Moreover, our stock option grants occur in fixed amounts on a semi-annual basis (on or about June 1 and December 1), which eliminates the ability of executive officers to time the grant of options around short-term, market events. Further, options granted to Named Executive Officers vest over a three-year or five-year period beginning on the first anniversary of the grant date (as described above), which further emphasizes the long-term nature of this compensation component and reduces the incentive for risk taking.

54	2022 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC's Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.
This report is submitted by the Compensation Committee.
Daniel M. Pope, Chair
Glenn A. Carter
Ronnie D. Hawkins, Jr.
Compensation Committee Interlocks and Insider Participation
In 2021, the Compensation Committee consisted of Daniel M. Pope (Chair), Glenn A. Carter, and Ronnie D. Hawkins, Jr. No member of the Compensation Committee was an officer or employee of the Company. None of our executive officers served on the compensation committee or equivalent of any other entity.

2022 Proxy Statement 55

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information regarding the compensation paid to our Named Executive Officers for all of the services they rendered to us during 2021, 2020, and 2019:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John S. Marr, Jr. Executive Chair of the Board	2021	$300,000	$—	$—	$848,886	$—	$—	$8,302	$1,157,188
	2020	$300,000	$—	$—	$740,171	$—	$—	$8,389	$1,048,560
	2019	$309,000	$—	$1,547,100	$1,025,611	$262,650	$—	$8,590	$3,152,951
H. Lynn Moore, Jr. President and Chief Executive Officer	2021	$525,000	$—	$3,015,250	$2,037,325	$—	$—	$12,430	$5,590,005
	2020	$525,000	$—	$1,934,153	$2,220,515	$—	$—	$12,514	$4,692,182
	2019	$515,000	$—	$1,547,100	$1,678,272	$437,750	$—	$13,008	$4,191,130
Brian K. Miller Executive Vice President, Chief Financial Officer and Treasurer	2021	$400,000	$—	$2,070,008	$1,358,216	$—	$—	$12,409	$3,840,633
	2020	$400,000	$—	$1,324,499	$1,480,343	$—	$—	$12,461	$3,217,303
	2019	$394,490	$—	$1,031,400	$1,118,848	$335,317	$—	$12,920	$2,892,975
Jeffrey D. Puckett Chief Operating Officer (5)	2021	$300,000	$—	$1,391,068	$531,969	$—	$—	$6,497	$2,229,534
(1)
The reported amounts represent the aggregate grant date fair value of awards of restricted stock units and performance-based restricted stock units, computed in accordance with FASB ASC Topic 718, and, for performance-based restricted stock units, assume performance at the target level for each such award.

(2)
Represents aggregate grant date fair value of awards granted and calculated in accordance with FASB ASC Topic 718. Such grants provide our executive officers the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. For additional information on the valuation assumptions, refer to note 9 of the Tyler Technologies’ financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. This fair value does not represent cash received by the executive in the relevant year, but potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interest with those of our stockholders.

(3)	These amounts consist of amounts earned under Tyler’s incentive compensation plan for each respective year and generally paid in the following year.
(4)	All other compensation includes amounts contributed or accrued by Tyler under our 401(k) Savings Plan and tickets to sporting events.
(5)	Mr. Puckett was added as a Named Executive Officer on May 11, 2021.
CEO Pay Ratio
Our CEO-to-median-employee pay ratio is calculated in accordance with Item 402(u) of the SEC’'s Regulation S-K. We identified the median employee by examining the annual total compensation for all of our employees, excluding our CEO and international employees, who were employed by us on December 31, 2021. We included all employees, whether employed on a full-time, part-time or seasonal basis. To determine the median employee, we calculated the total annual compensation for each of our 6,568 domestic employees as the sum of the following amounts:
•	Annual base pay and commissions, if applicable
•	Tyler’s matching contributions to the employee's 401(k) Plan account
•	Calendar year cash bonus
•	Calendar year share-based awards (incentive or nonqualified stock options and restricted stock units)
We believe the use of these components for all employees is a consistently applied compensation measure that includes all of the compensation elements that are widely distributed throughout our organization, including retirement benefits. We calculated annual total compensation for the median employee using the same methodology we use for our Named Executive Officers as set forth in the 2021 Summary Compensation table included in this proxy statement. The total annual compensation calculated for our CEO was $5,590,005 and for our median employee was $88,714. The resulting ratio for our CEO’s pay compared with the pay of our median employee for 2021 is 63.01 to 1.

56	2022 Proxy Statement

Grants of Plan-Based Awards in 2021
The following table sets forth certain information relating to grants of plan-based awards to the Named Executive Officers during 2021:
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John S. Marr, Jr.	6/1/2021						3,750	$ 402.00	$369,596
	12/1/2021						3,750	$ 501.87	$479,290
H. Lynn Moore, Jr.	3/1/2021			440	1,100	1,925
	3/1/2021			2,500	5,000	7,500
	6/1/2021						9,000	$ 402.00	$887,030
	12/1/2021						9,000	$ 501.87	$ 1,150,295
Brian K. Miller	3/1/2021			335	838	1,467
	3/1/2021			1,667	3,333	5,000
	6/1/2021						6,000	$ 402.00	$591,353
	12/1/2021						6,000	$ 501.87	$766,863
Jeffrey D. Puckett	3/1/2021			188	471	824
	3/1/2021			1,175	2,350	2,820
	6/1/2021						2,350	$ 402.00	$231,614
	12/1/2021						2,350	$ 501.87	$300,355

(1)
The target and maximum plan award amounts reported in these columns are derived from our 2021 Incentive Compensation Plan. The actual payout amounts for 2021 are set forth in the Non-Equity Incentive Plan Compensation column of our Summary Compensation Table.

(2)
The target and maximum plan performance-based restricted stock unit awards reported in these columns are derived from our 2020 Incentive Compensation Plan. The actual vested amounts for 2021 are set forth in the 2021 Equity Incentive Plan Compensation column of our Summary Compensation Table.

(3)
The options awarded on June 1, 2021, and December 1, 2021, for Messrs. Marr, Moore, Miller, and Puckett were granted as part of Tyler’s broad-based annual stock option grants. These options will vest ratably over a three-year period beginning on the first anniversary of the grant date for each Named Executive Officer who is at least fifty years of age or older and has a tenure with the Company of at least fifteen years or more. All options have a contractual term of ten years. The option terms are the same for substantially all the options granted to employees on June 1, 2021, and December 1, 2021; certain key employees who are closer to retirement age may, in the discretion of our Chief Executive Officer, receive shorter vesting periods.

(4)
The aggregate grant date fair value is determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, and does not represent cash received by the Named Executive Officers in 2021. The grant date fair value represents potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interest with those of our stockholders.

2022 Proxy Statement 57

Outstanding Equity Awards at Year-End
The following table shows outstanding equity awards for each of the Named Executive Officers at December 31, 2021:
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested(3) ($)
Name	Grant Date	Exercisable	Unexercisable
John S. Marr, Jr.	5/9/2018					14,400	$ 7,746,480
	3/1/2019							7,500	$ 4,034,625
	6/1/2017	583	—	$ 171.44	6/1/2027
	12/1/2017	25,000	—	$ 181.79	12/1/2027
	2/26/2018	486	972	$ 205.66	2/26/2028
	2/26/2018	66,714	43,828	$ 205.66	2/26/2028
	6/1/2018	11,250	—	$ 231.68	6/1/2028
	12/1/2018	11,250	—	$ 192.76	12/1/2028
	6/1/2019	4,583	2,292	$ 213.35	6/1/2029
	12/1/2019	4,583	2,292	$ 290.17	12/1/2029
	6/1/2020	1,250	2,500	$ 375.85	6/1/2030
	12/1/2020	1,250	2,500	$ 432.12	12/1/2030
	6/1/2021	—	3,750	$ 402.00	6/1/2031
	12/1/2021	—	3,750	$ 501.87	12/1/2031
H. Lynn Moore, Jr.	5/9/2018					14,400	$ 7,746,480
	3/1/2019							7,500	$ 4,034,625
	3/1/2020							5,000	$ 2,689,750
	3/1/2021							5,000	$ 2,689,750
	3/1/2021							1,100	$591,745
	6/1/2017	—	5,000	$ 171.44	6/1/2027
	12/1/2017	25,000	—	$ 181.79	12/1/2027
	2/26/2018	67,200	44,800	$ 205.66	2/26/2028
	6/1/2018	11,250	—	$ 231.68	6/1/2028
	12/1/2018	11,250	—	$ 192.76	12/1/2028
	6/1/2019	7,500	3,750	$ 213.35	6/1/2029
	12/1/2019	7,500	3,750	$ 290.17	12/1/2029
	6/1/2020	3,750	7,500	$ 375.85	6/1/2030
	12/1/2020	3,750	7,500	$ 432.12	12/1/2030
	6/1/2021	—	9,000	$ 402.00	6/1/2031
	12/1/2021	—	9,000	$ 501.87	12/1/2031
Brian K. Miller	5/9/2018					4,800	$ 2,582,160
	3/1/2019							5,000	$ 2,689,750
	3/1/2020							3,333	$ 1,792,987
	3/1/2021							3,333	$ 1,792,987
	3/1/2021							838	$450,802
	2/26/2018	—	16,000	$ 205.66	2/26/2028
	6/1/2018	4,000	—	$ 231.68	6/1/2028
	12/1/2018	7,500	—	$ 192.76	12/1/2028
	6/1/2019	5,000	2,500	$ 213.35	6/1/2029
	12/1/2019	5,000	2,500	$ 290.17	12/1/2029
	6/1/2020	2,500	5,000	$ 375.85	6/1/2030
	12/1/2020	2,500	5,000	$ 432.12	12/1/2030
	6/1/2021	—	6,000	$ 402.00	6/1/2031
	12/1/2021	—	6,000	$ 501.87	12/1/2031

58	2022 Proxy Statement

		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested(3) ($)
Name	Grant Date	Exercisable	Unexercisable
Jeffery D. Puckett	3/1/2019							1,500	$806,925
	3/1/2020							2,000	$ 1,075,900
	3/1/2021							2,350	$ 1,264,183
	3/1/2021							471	$253,374
	6/14/2013	555	—	$68.17
	6/14/2013	1,695	—	$68.17
	12/13/2013	43	—	$ 100.43
	12/13/2013	2,207	—	$ 100.43
	6/13/2014	451	—	$81.21
	6/13/2014	1,799	—	$81.21
	12/15/2014	450	—	$ 108.81
	12/15/2014	1,800	—	$ 108.81
	6/1/2015	569	—	$ 121.05
	6/1/2015	1,681	—	$ 121.05
	12/1/2015	257	—	$ 176.80
	12/1/2015	5,993	—	$ 176.80
	6/1/2016	645	—	$ 154.85
	6/1/2016	7,855	—	$ 154.85
	12/1/2016	8,500	—	$ 143.42
	6/1/2017	5,000	—	$ 171.44
	12/1/2017	5,000	—	$ 181.79
	6/1/2018	2,500	—	$ 231.68
	12/1/2018	2,500	—	$ 192.76
	6/1/2019	—	468	$ 213.35
	6/1/2019	1,666	366	$ 213.35
	12/1/2019	1,666	834	$ 290.17
	6/1/2020	—	266	$ 375.85
	6/1/2020	833	1,401	$ 375.85
	12/1/2020	833	1,667	$ 432.12
	6/1/2021	—	248	$ 402.00
	6/1/2021	—	2,102	$ 402.00
	12/1/2021	—	2,350	$ 501.87
(1)
Stock options expire on the tenth anniversary of the date of grant. Stock options granted in 2011 and 2012 vest and become exercisable ratably on the third, fourth, fifth, and sixth anniversaries of the date of grant. All other stock options vest ratably over a five-year period beginning on the first anniversary of the grant date. Beginning in 2016, stock options granted to persons who are at least fifty years of age and have a tenure with the Company of at least 15 years vest ratably over a three-year period beginning on the first anniversary of the grant date, and stock options granted to others vest over a five-year period beginning on the first anniversary of the grant date. Stock options granted on February 26, 2018, vest and become exercisable ratably on the first, second, third, fourth, and fifth anniversaries of the date of grant date.

(2)
Value based on $537.95, which was the closings market price of our common stock on December 31, 2021. The restricted stock units vest in equal installments on the first, second, third, fourth, and fifth anniversary of the date of the employment agreement. Vesting of restricted stock awards is subject to continued status as an eligible person (as defined in the 2018 Stock Incentive Plan).

(3)
Value based on $537.95, which was the closings market price of our common stock on December 31, 2021. The performance-based restricted stock units cliff vest at the end of a three-year performance period. The performance measure used to determine the number of restricted stock units vested at the end of the three-year performance period is average three-year revenue growth over that period adjusted to exclude material acquisitions completed during the performance period.

2022 Proxy Statement 59

Option Exercises and Stock Vested
The following table sets forth information regarding stock option exercises and the value realized upon exercise, as well as all stock awards vested and the value realized upon vesting by our NEOs during the year ended December 31, 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John S. Marr, Jr.	119,417	$42,803,309	14,700	$6,797,082
H. Lynn Moore, Jr.	70,250	$24,020,301	15,493	$7,164,574
Brian K. Miller	27,500	$8,141,323	8,004	$3,704,150
Jeffrey D. Puckett	3,000	$1,478,668	1,805	$836,473
Potential Payments under Employment Agreements
Consistent with the terms of their respective employment agreements, as discussed above, Messrs. Marr, Moore, and Miller would have been eligible to receive the payments set forth in the table below had their employment been terminated on December 31, 2021, including if a change in control had occurred during 2021. Mr. Puckett does not have an employment agreement and is not eligible to receive any such payments.
	Termination Without Cause				Upon a Change in Control
Name	Lump Sum Severance and Non- Compete Payment	Continuation of Health Care Benefit	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Units	Lump Sum Severance and Non- Compete Payment	Continuation of Health Care Benefit	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Units
John S. Marr, Jr.	$600,000	$ 17,071	$3,096,503	$1,978,659	$600,000	$ 17,071	$3,096,503	$1,978,659
H. Lynn Moore, Jr.	$1,050,000	$ 17,071	$5,243,560	$4,308,230	$1,050,000	$ 17,071	$5,243,560	$4,308,230
Brian K. Miller	$800,000	$ 13,075	$2,901,668	$2,240,677	$800,000	$ 13,075	$2,901,668	$2,240,677
Jeffrey D. Puckett	$—	$—	$817,223	$1,069,270	$—	$—	$ —	$ —

60	2022 Proxy Statement

OTHER HELPFUL INFORMATION
Voting your shares. Your shares will be voted at the annual meeting as you direct using one of the methods provided. No proxy can vote for more than eight nominees for director. If you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in favor of each of the nominees for director.
Voting by internet: Go to www.proxyvote.com to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.
Voting by phone: Call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of voting by phone for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.
Voting by mail: Complete, sign and date the proxy card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four, FOR Proposal Five, and FOR Proposal Six.
You may also vote in person at the Annual Meeting by following the instructions provided below.
Meeting Date and Time: Thursday, May 12, 2022, at 9:00 a.m., Central Time
Place: www.virtualshareholdermeeting.com/TYL2022
Record Date: March 18, 2022
On March 18, 2022, we had 41,431,247 shares of common stock issued and outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held in their name.
Meeting quorum. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the annual meeting.
How to access the meeting: Visit www.virtualshareholdermeeting.com/TYL2022 and enter the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability of proxy materials previously received. We encourage stockholders to log in to the website and access the webcast before the meeting’s start time.
Voting and questions during the meeting: Stockholders who enter their 16-digit control number may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the meeting.
Abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in tabulating the votes cast on any proposal but are not counted as votes either for or against a proposal. Broker non-votes are not counted as votes cast for purposes of determining whether a proposal has been approved.
Shares held in “street name.” If your shares are held in “street name” (the name of a broker, bank, or other nominee), you have the right to direct your broker, bank, or nominee how to vote. If you do not provide voting instructions, under New York Stock Exchange rules, your broker, bank, or nominee may only vote your shares on “discretionary” items. Proposals One (election of directors), Two (amendments to Articles of Incorporation) and Three (advisory vote on executive compensation) are “non-discretionary” items. Your broker, bank, or nominee may not vote your shares on these items in the absence of voting instructions, which will result in “broker non-votes” with respect to your shares. Proposal Six (ratification of independent auditors) is considered a discretionary item and may be voted in the absence of instructions.
Revoking your proxy. After you sign and return your proxy, you may revoke it prior to the meeting either by (1) filing a written notice of revocation at our corporate headquarters, (2) attending the annual meeting and voting your shares in person, or (3) delivering to us another duly executed proxy that is dated after the initial proxy.
Proxy expenses. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy.
Proxy solicitation. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation

2022 Proxy Statement 61

and distribution of proxies for the Annual Meeting. We estimate that the fee if any such firm will not exceed $25,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record stockholders, and we may reimburse them for their reasonable out-of-pocket expenses.
Multiple stockholders sharing the same address. If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement. This practice is known as “householding,” and is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement, they may telephone the Investor Relations Department at 972-713-3714 or write to it at Tyler Technologies, Inc., 5101 Tennyson Parkway, Plano, Texas 75024, and a separate copy will be promptly delivered.

62	2022 Proxy Statement

STOCKHOLDER PROPOSALS
Any proposal that a stockholder desires to present at the 2023 annual meeting must be received by us at our corporate headquarters no earlier than January 12, 2023, and no later than February 13, 2023.
By Order of the Board of Directors,

ABIGAIL DIAZ Chief Legal Officer Corporate Secretary
Plano, Texas
April 7, 2022

2022 Proxy Statement 63

Appendix A
TYLER TECHNOLOGIES, INC.
Proposed Amendments to
Restated Certificate of Incorporation (As Amended)
Article Eighth of the Restated Certificate Corporation, as amended, shall be amended and restated in its entirety as follows:
EIGHTH.
SECTION 1. Mergers, Share Exchanges and Other Transactions.
A. Evaluation of Relevant Factors. It shall be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any “Acquisition Proposal” on the evaluation by the Board of Directors of what response is in the best interests of the Corporation, and for the Board of Directors, in evaluating what response is in the best interests of the Corporation, to consider: (i) the best interests of the stockholders; for this purpose, the Board of Directors shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the market price, but also in relation to the value of the Corporation in a freely negotiated transaction and in relation to the estimate by the Board of Directors of the future value of the Corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon the Corporation’s employees, suppliers, customers and business and the communities in which the Corporation operates. For purposes of this Section 1, “Acquisition Proposal” means any proposal of any person or entity (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.
B. Stockholder Approval. A merger or share exchange of the Corporation (other than a parent-subsidiary merger not requiring a vote of the Corporation’s stockholders under Delaware law), a sale of substantially all of the Corporation’s assets, or the liquidation or dissolution of the Corporation must be approved by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
SECTION 2. ~~Stockholders’~~Special Meetings~~. Meetings~~ of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation ~~may/~~shall be called only by: (i) the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (ii) the Secretary of the Corporation, following receipt of one or more written requests to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the By-Laws.
~~SECTION 3. Stockholder Actions. Stockholders may only take action at a meeting of stockholders duly called by or under the authority of the Chief Executive Officer or the Board of Directors of the Corporation. No action that is required or permitted to be taken at any meeting of stockholders of the Corporation may be taken by the written consent of stockholders.~~
SECTION 3. Stockholder Action by Written Consent. Except as provided in the certificate of designation for any series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth, Section 3 and the Corporation’s By-laws. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Eighth, Section 3 and the Corporation’s by-laws. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed and delivered to the secretary of the Corporation and signed by holders of record of at least twenty percent (20%) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose in the form and in the manner prescribed in the Corporation’s By-laws.

2022 Proxy Statement A-1

Appendix B
BYLAWS
OF
TYLER TECHNOLOGIES, INC.
(as of May [ ], 2022)
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or at the office of the person or entity then acting as the corporation’s registered agent in the State of Delaware. The registered office and/or agent may be changed from time to time by resolution of the Board of Directors.
Section 2. Other Offices. The corporation may also have other offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Annual Meetings. The annual meeting of stockholders for the election of directors and the conduct of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such time and place as the Board of Directors designates and as stated in the notice of the meeting.
Section 2. Special Meetings. ~~Special meetings of the stockholders may be called for any purpose(s) at any time by the Chairman of the Board or by order of the Board of Directors, and shall be called by the Chairman of the Board, Chief Executive Officer, or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose(s) of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.~~
(a)  Except as otherwise required by law, the certificate of incorporation of the corporation (the “Certificate of Incorporation”) and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (a) the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (b) the Secretary of the Corporation, pursuant to the terms of these Bylaws and the Certificate of Incorporation, following receipt of one or more written requests to call a special meeting (a “Special Meeting Request”) of the stockholders from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation (the “Special Meeting Requisite Percentage”) then entitled to vote on the matter or matters to be brought before the proposed special meeting who have complied in full with the requirements set forth in these Bylaws.
(b)  No stockholder may submit a Special Meeting Request unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Meeting Request Record Date”) for the purpose of determining stockholders entitled to submit a Special Meeting Request, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the corporation. To be in proper form, such request shall (i) bear the signature and the date of signature by the stockholder of record submitting such request and (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4, in connection with the nomination of directors, and paragraph (b) of Article II, Section 7, in connection with the any other matters. Within ten (10) days after the corporation receives a request to fix a Meeting Request Record Date in compliance with this Article II, Section 2, the Board of Directors shall adopt a resolution fixing a Meeting Request Record Date for the purpose of determining the stockholders entitled to submit a Special Meeting Request, which date shall not precede the date upon which the resolution fixing the Meeting Request Record Date is adopted by the Board of Directors. Notwithstanding anything to the contrary in this Article II, Section 2, no Meeting Request Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Meeting Request Record Date could not comply with the requirements set forth in this Article II, Section 2.
(c) Any such Special Meeting Request shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than sixty (60) days after the Meeting Request Record Date. A Special Meeting Request shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting, shall comply with this Article II, Section 2 and Article III, Section 4, in connection with nominations of persons for election to the Board of Directors, or Article II, Section 7, in connection with any other business to be presented to stockholders, as applicable, and shall include: (a) a statement of the specific purpose

2022 Proxy Statement B-1

or purposes of the special meeting, (b) all information set forth for a notice under Article III, Section 4 or Article II, Section 7, as the case may be, (c) an acknowledgement by the stockholder of record making the Special Meeting Request and any Stockholder Associated Person (as defined below) (collectively, the “Meeting Requesting Stockholders”) that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (d) documentary evidence that the Meeting Requesting Stockholders own the Special Meeting Requisite Percentage as of the date of such Special Meeting Request; provided, however, that if any stockholder of record making the Special Meeting Request is not the beneficial owner of the shares representing the Special Meeting Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Special Meeting Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Meeting Requesting Stockholders shall promptly provide any other information reasonably requested by the corporation in connection with the Special Meeting Request.
(d)  Notwithstanding the foregoing provisions of this Article II, Section 2, the Board of Directors shall not set a Meeting Request Record Date and a special meeting requested by stockholders shall not be held if (a) the request for a Meeting Request Record Date or the Special Meeting Request does not comply with this Article II, Section 2, (b) the request for a Meeting Request Record Date or the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (c) the Special Meeting Request includes an item of business that did not appear in the written request for the Meeting Request Record Date, (d) the request for a Meeting Request Record Date or the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (e) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than one hundred twenty (120) days before the request for a Meeting Request Record Date or a Special Meeting Request was received by the Secretary, (f) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the request for a Meeting Request Record Date or the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business, or (g) the request for a Meeting Request Record Date or the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article II, Section 2, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Article II, Section 2 have been satisfied.
(e) In determining whether a Special Meeting Request has been made by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (a) each Special Meeting Request identifies the same purpose or purposes of the special meeting and the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (b) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. A Meeting Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding requests from Meeting Requesting Stockholders that have not been revoked holding less than the Special Meeting Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Meeting Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.
Section 3. Notice. Written notice of an annual or special meeting, stating the place, date, and hour of the meeting and the purpose(s) for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting. All such notices shall be deemed delivered, either: (a) personally; (b) by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her, or its address as the same appears on the records of the corporation; or (c) by a form of electronic transmission, including electronic mail, in the manner provided in and to the extent permitted by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Any previously scheduled annual meeting of the stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

B-2	2022 Proxy Statement

The Board of Directors, acting in its sole discretion, may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law and any other applicable law or regulation for stockholder and proxyholder participation in a stockholder meeting by means of remote communication.
Section 4. Quorum. The holders of stock having a majority of the voting power of the stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is not present, the chairman of the meeting or the holders of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time. When a quorum is once present to commence a meeting of stockholders, it shall not be broken by the subsequent withdrawal of the stockholders or their proxies.
Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in these Bylaws.
Section 6. Order of Business. The order of business at any meeting of stockholders shall be determined by the Chairman of the Board.
Section 7. New Business at Annual Meetings.
(a) At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors and all business so approved shall be considered at the annual meeting.
(b) Any stockholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting, such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder (other than the nominations of persons to be elected to the Board of Directors), it must constitute a proper matter for stockholder action and the stockholder must have given proper and timely notice thereof. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the corporation not earlier than 5:00PM Central Time on the one hundred and twentieth (120th) day nor later than 5:00PM Central Time on the ninetieth (90th) day (provided that if such ninetieth (90th) day occurs on a date that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, then to be timely such notice must be received at the principal executive offices of the corporation no earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to such annual meeting and no later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to such annual meeting of stockholders or (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the corporation (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice required pursuant to this Article II, Section 7 shall set forth with respect to the stockholder giving notice:
(i) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal;
(ii) the class and number of shares of stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been publicly made available) by the stockholder, the dates such shares were acquired and the investment intent of such acquisition;
(iii) the name of each nominee holder for securities of the corporation owned beneficially but not of record by such person, and any pledge by such person for any of such securities;

2022 Proxy Statement B-3

(iv) a complete and accurate description of any agreement, arrangement or understanding, written or oral, (I) between or among such stockholder and any Stockholder Associated Person or (II) between or among such stockholder, any of the Stockholder Associated Persons and any other person or entity (including their names), in each case in connection with the other business, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder ,any Stockholder Associated Person or any other person or entity);
(v) a description of any agreement, arrangement or understanding, written or oral, including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation (a “Derivative Instrument”), that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or any such nominee with respect to the corporation’s securities and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the corporation under such requirements;
(vi) any rights to dividends on the shares of the capital stock of the corporation owned beneficially by such person;
(vii) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(viii) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(ix) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the corporation or any Derivative Instruments;
(x) the investment strategy or objective, if any, of such stockholder giving notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(xi) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the corporation or any publicly-disclosed officer, affiliate or associate of the corporation;
(xii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act;

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(xiii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;
(xiv) a representation that the stockholder giving notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, the corporation need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and
(xv) a representation as to whether such stockholder giving notice or any Stockholder Associated Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.
(c) A proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with this Article II, Section 2.
(d) A stockholder giving notice of any business to be considered at a meeting of stockholders shall further update in writing any notice provided pursuant to Article II, Section 2 and this Article II, Section 7, as applicable, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the stockholders entitled to receive notice of the meeting and (ii) as of the date that is ten (10) days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the corporation (x) not later than five (5) days after the record date for determining the stockholders entitled to receive notice of such meeting.
~~(c~~
(e)If any information submitted pursuant to Article II, Section 2 or this Article II, Section 7 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any such information within two (2) days of becoming aware of such inaccuracy or change. Upon written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before ~~the~~or meeting or by written consent) submitted by the stockholder as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with ~~this~~Article II, Section 2 and Article II, Section 7, as applicable.
(f) For purposes of this Article II, Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(g) Without limiting the foregoing provisions of Article II, Section 2 and this Article II, Section 7, as the case may be, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in ~~this~~Article II, Section 2 and Article II, Section 7~~.~~, as the case may be. Notwithstanding anything to the contrary herein, nothing in this Article II, Section 7 or Article II, Section 2, as the case may be, is intended to and shall be deemed to affect any rights of stockholders to submit a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Exchange Act for inclusion in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.
(h) The Board of Directors may reject any stockholder proposal not made strictly in accordance with these Bylaws. Alternatively, if the Board of Directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting or special meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with these Bylaws and, if he or she should so determine, he or she shall so declare at the annual meeting or special meeting, and any such business or proposal not properly brought

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before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless in compliance with these Bylaws.
Section 8. Stock Records. It shall be the duty of the Secretary or other officer of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or her, or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders of record entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger shall constitute the only evidence as to who are the stockholders entitled to examine the stock ledger, such list, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
ARTICLE IIA
VOTING AT MEETINGS OF STOCKHOLDERS
Section 1. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder on the applicable record date as provided in these Bylaws. Shares of its own stock belonging to the corporation shall not be entitled to vote.
Section 2. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person(s) to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy specifically provides for a longer period. Each proxy shall be in writing executed by the stockholder giving the proxy or by his or her duly authorized attorney. Each proxy shall be revocable, unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. At each meeting of the stockholders, and before any voting commences, all proxies shall be submitted to and examined by the Secretary or a person designated by the Secretary of the corporation or the secretary of the meeting, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 3. Voting by Stockholders on Matters Other Than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present.
Section 4. Voting by Stockholders in the Election of Directors. Each director to be elected by the stockholders shall be elected by a majority of the votes cast at any meeting held for the purpose of the election of directors at which a quorum is present, subject to the following provisions:
(a) Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board of Directors, which resignation shall be irrevocable. Thereafter, the Board of Directors shall decide, through a process managed by the Nominating and Governance Committee (and excluding the nominee in question from all Board of Directors and Committee deliberations), whether to accept such resignation within ninety (90) days of the date of such resignation. Absent a “compelling reason” for the director to remain on the Board of Directors (as determined by the Board of Directors), the Board of Directors shall accept the resignation from the director. To the extent that the Board of Directors determines that there is a “compelling reason” for the director to remain on the Board of Directors and does not accept the resignation, the Board of Directors’ explanation of its decision shall be disclosed promptly in a Current Report on Form 8-K filed with the SEC.
(b) Definition of “Compelling Reason”: For purposes of this Article IIA, Section 4, a “compelling reason” shall be determined by the Board of Directors (excluding the nominee in question from all Board of Directors and Committee deliberations) and could include, by way of example and without limitation, situations in which a director nominee was the target of a “vote no” or “withhold” campaign on what the Board of Directors believes to be an illegitimate or inappropriate basis or if the resignation would cause the corporation to be in violation of its constituent documents or regulatory requirements.

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(c) Consequences of the Board of Directors’ Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the Board of Directors, then such director shall immediately cease to be a member of the Board of Directors upon the date of action taken by the Board of Directors to accept such resignation. If the incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation.
(d) Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.
(e) Filling Vacancies: If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Article IIA, Section 4, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of these Bylaws.
(f) Majority Vote Defined: For purposes of this Article IIA, Section 4, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that director’s election. Votes “cast” shall include votes to withhold authority and votes “against” and “no” votes, but shall exclude abstentions with respect to a director’s election or with respect to the election of directors in general.
(g) Vote Standard in Contested Elections: Notwithstanding anything to the contrary contained in this Article IIA, Section 4, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary: (i) as of the close of the applicable notice of nomination period set forth in Article III, Section 4, based on whether one or more notice(s) of nomination were timely filed in accordance with these Bylaws; or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with these Bylaws; provided, however, that the determination that an election is a contested election by the Secretary pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election; in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
Section 5. Inspector of Votes. The chairman of the meeting may appoint up to two ~~(2)~~inspectors of votes to act at each meeting of stockholders, unless the Board of Directors previously made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at a meeting with strict impartiality and according to the best of his or her ability. Such inspector of votes, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report to the secretary of the meeting of the results. An inspector of ballots need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of votes on any question other than a vote for or against his or her election to any position with the corporation or on any other question in which he or she may be directly interested.
Section 6. Action by Written Consent
(a) Except as otherwise required by law, the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Article II, Section 6.
(b) A request by a stockholder for a record date in accordance with Article Eighth, Section 3 of the Certificate of Incorporation (a “Written Consent Record Date Request) must be delivered to the Secretary at the principal executive offices of the corporation in proper form by the holders of record of at least twenty-five percent (20%) (the “Written Consent Requisite Percentage”) of the voting power of the outstanding capital stock of the corporation entitled to express consent on the relevant action presented in such Written Consent Record Date Request. To be in proper form, such Written Consent Record Date Request must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4, in connection with the nomination of directors and paragraph (b) of Article II, Section 7, in connection with the any other matters, to the extent applicable, as though the stockholders making the Written Consent Record Date Request were making a Special Meeting Request in furtherance of the Action, (iii) an acknowledgment by the stockholders making the Written

2022 Proxy Statement B-7

Consent Record Date Request and Stockholder Associated Persons, if any, on whose behalf the Written Consent Record Date Request is being made that a disposition of shares of the corporation’s capital stock, owned of record or beneficially as of the date on which the Written Consent Record Date Request in respect of such shares is delivered to the Secretary, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such Written Consent Record Date Request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the stockholders making the Written Consent Record Date Request own the Written Consent Requisite Percentage as of the date that the Written Consent Record Date Request is delivered to the Secretary; provided, however, that if the stockholders making the Written Consent Record Date Request are not the beneficial owners of the shares representing the Written Consent Requisite Percentage, then to be valid, the Written Consent Record Date Request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such Written Consent Record Date Request is delivered to the Secretary. In addition, the requesting stockholders and Stockholder Associated Persons, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the corporation in connection with the Written Consent Record Date Request.
(c) Within ten (10) days after the corporation receives a Written Consent Record Date Request, the Board of Directors shall determine the validity of the request and whether such request relates to an action that may be taken by written consent pursuant to this Article II, Section 6 and the Certificate of Incorporation and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) business days following the Corporation’s receipt of the Written Consent Record Date Request to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner set forth in this Article II, Section 6; except that, if prior action by the Board of Directors is required under the provisions of Delaware General Corporation Law and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant this Article II, Section 6, the Certificate of Incorporation or Delaware General Corporation Law.
(d) In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Written Consent Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if (i) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary.
(e) The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the Written Consent Record Date Request does not comply with this Article II, Section 6 and the Certificate of Incorporation, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the secretary of the Corporation, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the Written Consent Record Date Request is received and held as soon as practicable thereafter, or (vi) such Written Consent Record Date Request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article II, Section 6, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this set under the provisions of this Article II, Section 6.
(f) Stockholders may take action by written consent pursuant to this Article II, Section 6 and the Certificate of Incorporation only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.

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(g) Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by Article II, Section 6 and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(h) No Consents may be delivered to the Corporation until fifty (50) days after the record date. Consents must be delivered to the Secretary at the principal executive offices of the corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested.
ARTICLE III
BOARD OF DIRECTORS
Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or taken by the stockholders.
Section 2. Number, Qualification, and Term of Office. The number of directors that shall constitute the Board of Directors shall be established from time to time by a vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall be no fewer than three (3) and no more than fifteen (15). Except as provided in Article III, Section 6, the Board of Directors shall be elected at the annual meeting of the stockholders by written ballot and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.
Section 3. Resignation. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time is specified, immediately upon receipt by the corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.
Section 4. Nominations.
(a) Only persons nominated in accordance with this Article III, Section 4 or as provided in Article III, Section 5, shall be eligible for election to the Board of Directors.
(b) If a person is to be elected to the Board of Directors because of an existing vacancy, nomination shall be made only by the entire Board of Directors or the Nominating and Governance Committee. The entire Board of Directors or the Nominating and Governance Committee shall also make nominations for the directors to be elected by the stockholders of the corporation at an annual meeting of the stockholders as provided in these Bylaws.
(c) Nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Article III, Section 4. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the corporation not earlier than 5:00PM Central Time on the one hundred and twentieth (120th) day nor later than 5:00PM Central Time on the ninetieth (90th) day (provided that if such ninetieth (90th) day occurs on a date that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, then to be timely such notice must be received at the principal executive offices of the corporation no earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to such annual meeting and no later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to such annual meeting of stockholders or (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the corporation (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2022 Proxy Statement B-9

A stockholder’s notice required pursuant to this Article III, Section 4 shall set forth:
(i) as to each person (each a “proposed nominee”) whom the stockholder proposes to nominate for election or re-election to the Board of Directors:
(A) the name, age, business address and residential address of such proposed nominee;
(B) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors in a contested election pursuant to the Exchange Act;
(C) a written questionnaire with respect to the background and qualifications of such proposed nominee, completed by such proposed nominee in the form required by the corporation (which form such stockholder must request in writing from the Secretary prior to submitting any notice, and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);
(D) a completed written representation and agreement in the form required by the corporation (which form such stockholder must request in writing from the Secretary prior to submitting any notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) signed by the proposed nominee stating that such proposed nominee: (I) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected to the Board of Directors of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected to the Board of Directors of the of the corporation, with such proposed nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action on the Board of Directors of the corporation that has not been disclosed to the corporation; (III) if elected to the Board of Directors of the corporation, will comply with applicable rules of the exchange upon which the corporation’s shares of capital stock trade, the Certificate of Incorporation, these Bylaws, and all of the corporation’s corporate governance, business conduct, ethics, conflict of interest, confidentiality or other policies and guidelines generally applicable to the Board of Directors of the corporation and applicable fiduciary duties under state law, and currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (IV) consents to being named in the proxy statement for the meeting as a nominee to the Board of Directors and to serving a full term as a member of the Board of Directors of the corporation if elected; and (V) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and
(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(ii) as to the stockholder giving notice:
(A) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal;
(B) the class and number of shares of stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been publicly made available) by the stockholder, the dates such shares were acquired and the investment intent of such acquisition;
(C) the name of each nominee holder for securities of the corporation owned beneficially but not of record by such person, and any pledge by such person for any of such securities;

B-10	2022 Proxy Statement

(D) a complete and accurate description of any agreement, arrangement or understanding, written or oral, (I) between or among such stockholder and any Stockholder Associated Person or (II) between or among such stockholder, any of the Stockholder Associated Persons and any other person or entity (including their names), in each case in connection with the proposal of such nomination, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, any proposed nominee, any Stockholder Associated Person or any other person or entity);
(E) a description of any Derivative Instrument that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or any such nominee with respect to the corporation’s securities and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the corporation under such requirements;
(F) any rights to dividends on the shares of the capital stock of the corporation owned beneficially by such person;
(G) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(I) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the corporation or any Derivative Instruments;
(J) the investment strategy or objective, if any, of such stockholder giving notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(K) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the corporation or any publicly-disclosed officer, affiliate or associate of the corporation;
(L) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act; and

2022 Proxy Statement B-11

(M) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the contested election of any proposed nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
(iii) a representation that the stockholder giving notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, the corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and
(iv) a representation as to whether such stockholder giving notice or any Stockholder Associated Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to elect each such nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.
In addition to the information required above, the corporation may require the stockholder giving notice to furnish such other information as the corporation may reasonably require to determine the eligibility of a proposed nominee to serve on the Board of Directors of the corporation or that could be material to a reasonable stockholder’s understanding of the independence of such proposed nominee, under the listing standards of each exchange upon which the capital stock or securities of the corporation are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of members of the Board of Directors of the corporation, including those applicable to any member of the Board of Directors’ service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, the supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the corporation.
(d) Nominations of persons for election to the Board of Directors of the corporation at a special meeting of stockholders may be made by stockholders only (i) in accordance with Article II, Section 2 or (ii) if the election of directors is included as business to be brought before a special meeting ~~called for by the Board of Directors as provided for in Article II, Section 2,~~in the corporation’s notice of meeting (or supplement thereto) and if the stockholder is a stockholder of record at the time of giving of notice provided for in this paragraph (d) of Article III, Section 4 through the date of such special meeting, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in this Article III, Section 4. For nominations to be properly brought pursuant to paragraph (d) of this Article III, Section 4 by a stockholder before a special meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice in connection with a special meeting shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation (i) not earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to the date of the special meeting nor (ii) later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to the date of the special meeting or (y) the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of a special meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth all information required to be set forth in a notice for the nomination of member of the Board of Directors of the corporation as set forth under paragraph(d) of this Article III, Section 4 and shall otherwise comply with all applicable requirements of this Article III, Section 4.
(e) A stockholder giving notice of any nomination at a meeting of stockholders shall further update in writing any notice provided pursuant to Article II, Section 2 and this Article III, Section 4, as applicable, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the stockholders entitled to receive notice of the meeting and (ii) as of the date that is ten (10) days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the corporation (x) not later than five (5) days after the record date for determining the stockholders entitled to receive notice of such meeting.
(f) If any information submitted pursuant to Article II, Section 2 or this Article III, Section 4 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any such information within two (2) days of becoming aware of such inaccuracy or change. Upon

B-12	2022 Proxy Statement

written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before the meeting or by written consent) submitted by the stockholder as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with ~~this~~Article II, Section II and/or Article III, Section 4, as applicable.
(g) No person shall be eligible to be nominated by a stockholder to serve on the Board of Directors of the corporation unless nominated in accordance with the procedures set forth in this Article III, Section 4 or Article III, Section 5. The number of nominees a stockholder may nominate for election at a meeting may not exceed the size of the Board of Directors on the date the notice is first given, except as otherwise provided under Article III, Section 5.
(h) The Board of Directors may reject any nomination by a stockholder not made in strict compliance with the terms of this Article III, Section 4. Alternatively, if the Board of Directors fails to consider the validity of any nominations by a stockholder, the presiding officer of the annual meeting or special meeting, as the case may be, shall, if the facts warrant, determine and declare at the annual meeting or special meeting, as the case may be, that a nomination was not made in strict accordance with these Bylaws, and, if he or she should so determine, he or she shall so declare at the annual meeting or special meeting, as the case may be, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article III, Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(i) For purposes of this Article III, Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(j) At the request of the Board of Directors, any person nominated by the Board of Directors shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination under this Article III, Section 4 that pertains to the nominee.
(k) Without limiting the foregoing provisions of Article II, Section 2 or this Article III, Section 4, as the case may be, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in ~~this~~Article ~~III~~II, Section ~~4.~~2 and Article III, Section 4, as the case may be. Notwithstanding anything to the contrary herein, nothing in ~~this~~Article II, Section 2 or Article III, Section 4, as the case may be, is intended to and shall be deemed to affect any rights of stockholders to submit a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Exchange Act for inclusion in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.
(l) As used in these Bylaws, “Stockholder Associated Person” shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder providing notice, (ii) any beneficial owner of shares of stock of the corporation owned of record by such stockholder (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or such Stockholder Associated Person, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable, and (v) a proposed nominee.
Section 5. Proxy Access.
(a) Proxy Access Right.
(i) Subject to the terms and conditions of these Bylaws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name of, and the other Required Information (as defined in paragraph (a)(ii) of this Article III, Section 5 with respect to any Stockholder Nominee (as defined in paragraph (d)(i) of this Article III, Section 5) nominated by an Eligible Stockholder (as defined in paragraph (b)(i) of this Article III, Section 5) for election or reelection to the Board of Directors at such annual meeting of stockholders in accordance with this Article III, Section 5.

2022 Proxy Statement B-13

(ii) “Required Information” means (A) the information set forth in the Schedule 14N provided with the Stockholder Notice (as defined in Section 5(e)(i) below) concerning each Stockholder Nominee that the corporation determines is required to be disclosed in the corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group of Eligible Stockholders, a single written Statement of the group), not to exceed 500 words, which may not include charts, graphs or other non-verbal images other than a current photograph of the Stockholder Nominee (the “Statement”), in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy materials for the annual meeting of stockholders.
(iii) This Article III, Section 5 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.
(b) Eligible Stockholders.
(i) “Eligible Stockholder” means one or more stockholders or beneficial owners that (A) expressly elect at the time of the delivery of the Stockholder Notice to have a Stockholder Nominee included in the corporation’s proxy materials, (B)) Own and have Owned (as defined in paragraph (c) of this Article III, Section 5) continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and (C) satisfy such additional requirements as are set forth in these Bylaws, including paragraphs (b)(ii) and (b)(iii) of this Article III, Section 5.
(ii) For purposes of determining qualification as an Eligible Stockholder, the outstanding shares Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three (3) years as of the date of the Stockholder Notice may be aggregated; provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Article III, Section 5 are satisfied by each such stockholder and beneficial owner (except as noted with respect to aggregation) or as otherwise provided in this Article III, Section 5.
(iii) For purposes of determining qualification as an Eligible Stockholder, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) stockholder or beneficial owner.
(iv) No shares may be attributed to more than one (1) group constituting an Eligible Stockholder and no stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one (1) group constituting an Eligible Stockholder under this Article III, Section 5.
(c) Ownership Requirements.
(i) A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares as to which such person possesses both (A) the full voting and investment power and rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) above shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.
(ii) A stockholder or beneficial owner shall be deemed to “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.
(iii) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement.

B-14	2022 Proxy Statement

(iv) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice, the person promptly recalls the loaned shares upon delivery of the Shareholder Notice, and the person holds the recalled shares through such annual meeting.
(v) The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.
(d) Stockholder Nominees.
(i) “Stockholder Nominee” means any nominee for election or reelection to the Board of Directors who satisfies the eligibility requirements in this Article III, Section 5, and who is identified in a timely and proper Stockholder Notice.
(ii) The maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Article III, Section 5 shall not exceed the greater of two or twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Article III, Section 5 with respect to the annual meeting of stockholders, or if such calculation does not result in a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, however, that this maximum number of Stockholder Nominees shall be reduced by (A) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Article III, Section 5 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee, (B) any director candidate who had been a Stockholder Nominee at any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors, (C) any director candidate for which the corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Article III, Section 4, other than any such director referred to in this clause (C) who at the time of such annual meeting will have served as director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the maximum number after such reduction with respect to this clause (C) equals or exceeds one (1), and (D) any director candidate who will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the corporation, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (D) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least (2) annual terms, but only to the extent the maximum number after such reduction with respect to this clause (D) equals or exceeds one (1).
(iii) In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the number of directors in office as so reduced.
(iv) In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article III, Section 5 exceeds this maximum number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one (1) Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(v) Following the determination of which Stockholder Nominees shall be included in the corporation’s proxy materials, if any Stockholder Nominee who satisfies the eligibility requirements in this Article III, Section 5 is thereafter nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Article III, Section 5), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.
(vi) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Article III, Section 5 for the

2022 Proxy Statement B-15

next two (2) annual meetings of stockholders if such Stockholder Nominee either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders for any reason, including for the failure to comply with any provision of these Bylaws, provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice or (B) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors.
(vii) Notwithstanding anything to the contrary contained in this Article III, Section 5, the corporation may disregard the nomination of a Stockholder Nominee (and may, if the determination is made prior to the mailing of the proxy materials, omit from its proxy materials such Stockholder Nominee), and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation or that such Stockholder Nominee may have been included in the proxy materials, up to and until the certification of the voting results of that annual meeting of stockholders, if:
(A)  the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Article III, Section 5), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Article III, Section 5) was not, when provided, true, correct and complete, or the requirements of this Article III, Section 5 or the Bylaws have otherwise not been met;
(B) the Stockholder Nominee (1) is not independent for purposes of membership on the Board of Directors or the audit committee, compensation committee, and nominating and governance committee of the Board of Directors under the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (2) does not qualify as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (3) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or
(C) the election of the Stockholder Nominee to the Board of Directors would cause the corporation to be in violation of the Certificate of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation or listing standard.
(e) Stockholder Notice Requirements.
(i) Stockholder Notice” means a notice given by or on behalf of an Eligible Stockholder that specifies the name of the Stockholder Nominee(s) nominated for election or reelection to the Board of Directors in accordance with this Article III, Section 5.
(ii) A Stockholder Notice shall include:
(A) the written consent of each Stockholder Nominee to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected;
(B) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18;
(C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of Item 404 of Regulation S-K and the Stockholder Nominee were a director or executive officer of such registrant;
(D) the information specified under paragraph (a)(ii) of this Article III, Section 5; and

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(E) the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, which written agreement will include the Eligible Stockholder’s:
(1) disclosure of, and certification as to, the number of shares it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and agreement to continue to Own such shares through the annual meeting of stockholders, which information shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;
(2) agreement to provide within five (5) business days of the record date of the annual meeting of stockholders, (x) the information specified under paragraph (a)(ii) of this Article III, Section 5 and (y) written statements from the record holder and intermediaries as required under paragraph (g)(i)(A) of this Article III, Section 5 verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, through and as of the record date;
(3) representation and warranty that it (w) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (x) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Article III, Section 5, (y) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, and (z) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation;
(4) agreement to (u) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (v) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers, affiliates and employees individually against any liability, loss, damages, expenses or other costs (including attorney’s fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Article III, Section 5, (w) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders, (x) file all materials described below in paragraph (g)(i)(C) of this Article III, Section 5 with the SEC, regardless of whether any such filing is required under Regulation 14A promulgated under the Exchange Act, or whether any exemption from filing is available for such materials thereunder, (y) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the corporation, and (z) provide a statement of whether or not the Eligible Stockholder intends to maintain Ownership of the Required Shares for at least one (1) year following the annual meeting, which statement shall also be included in the Schedule 14N filed with the SEC;
(5) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the written agreement described in clause (E) of this paragraph (E)(ii) of this Article III, Section 5 (or another agreement or instrument) shall include a designation by all group members of one (1) group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(6) agreement to immediately notify the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders.
(f) Delivery of Stockholder Notice.
(i) To be timely under this Article III, Section 5, the Stockholder Notice shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation not earlier than 5:00PM Central Time on the one hundred fiftieth (150th) day nor earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to the first anniversary of the date (as stated in the corporation’s proxy statement) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (provided that if such one hundred twentieth (120th) day occurs on a date that is not a business day, then the notice must be delivered or received no later than 5:00 PM Central on the immediately preceding business day); provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to the anniversary date

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of the preceding year’s annual meeting or delayed more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, then to be timely the Stockholder Notice must be received by the corporation no earlier than 5:00 PM Central Time on the one hundred fiftieth (150th) day prior to such annual meeting and no later than 5:00 PM Central Time on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting, and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation (provided that if such one hundred twentieth (120th) day or tenth (10th) day, as applicable, occurs on a date that is not a business day, then the notice must be delivered or received no later than 5:00 PM Central Time on the immediately preceding business day).
(ii) In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Stockholder Notice in accordance with this Article III, Section 5.
(g) Agreements of the Eligible Stockholder.
(i) An Eligible Stockholder must:
(A) within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year (3 year) holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Article III, Section 5;
(B) include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying the number of shares of common stock of the corporation that it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and that it Owns and has Owned the Required Shares in compliance with this Article III, Section 5;
(C) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A;
(D) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy paragraph (b)(iii) of this Article III, Section 5; and
(E) as to any group, within five (5) business days after the date of the Stockholder Notice, provide documentation to the corporation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20).
(ii) The information provided pursuant to this paragraph (g) of this Article III, Section 5 shall be deemed part of the Stockholder Notice for purposes of this Article III, Section 5.
(h) Agreements of the Stockholder Nominee.
(i) Within the time period prescribed in paragraph (f) of this Article III, Section 5 for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Secretary a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Article III, Section 5) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:
(A) a consent to being named in the corporation’s proxy statement and form of proxy as a nominee for election to the corporation’s Board of Directors and to serve as a director, if elected;
(B) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation;

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(C) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee or as a director, in each case, that has not been disclosed to the corporation; and
(D) if elected as a director, will comply with all of the corporation’s corporate governance, business conduct, conflict of interest, confidentiality, insider trading and stock ownership, and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors.
(ii) At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine if each Stockholder Nominee satisfies this Article III, Section 5.
(i) Additional Provisions.
(i) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Article III, Section 5 and to make any and all determinations necessary or advisable to apply this Article III, Section 5 to any persons, facts or circumstances, including the power to determine (A) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (B) whether a Stockholder Notice complies with this Article III, Section 5 and has otherwise met the requirements of this Article III, Section 5, (C) whether a Stockholder Nominee satisfies the qualifications and requirements in this Article III, Section 5, and (D) whether any and all requirements of this Article III, Section 5 (or any applicable requirements of Article III, Section 4) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners).
(ii)  Notwithstanding the foregoing provisions of this Article III, Section 5, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board of Directors, if (A) the Eligible Stockholder, or (B) a qualified representative of the Eligible Stockholder does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee(s), such nomination or nominations shall be disregarded and no vote shall be taken with respect to such Stockholder Nominee(s), notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article III, Section 5, to be considered a qualified representative of the Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such Eligible Stockholder or must be authorized by a writing executed by such Eligible Stockholder or an electronic transmission delivered by such Eligible Stockholder to act for such Eligible Stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.
(iii) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Article III, Section 5.
(iv) Notwithstanding anything to the contrary contained in this Article III, Section 5, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Article III, Section 5 shall limit the ability of the corporation to solicit proxies against any Stockholder Nominee or to include in its proxy materials its own statements or any other additional information relating to any Eligible Stockholder or Stockholder Nominee.
(v) For purposes of this Article III, Section 5, “business day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the State of Texas are authorized or obligated by law or regulation to close.
Section 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by (a) a majority of the directors then in office, even if less than a quorum, or by a sole remaining

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director, or (b) the vote of the stockholders at an annual meeting of stockholders. Each director so chosen shall hold office until the next annual meeting of stockholders, or until a successor is duly elected and qualified, or until his or her earlier resignation. If there are no directors in office, then an election of directors may be held as provided by statute.
MEETINGS OF BOARD OF DIRECTORS
Section 7. Time and Place of Meeting. The Board of Directors may hold meetings, both regular and special, at such times and places as it determines.
Section 8. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum is present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for ~~things~~as a special meeting of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 9. Regular Meetings and Notice. Regular meetings of the Board of Directors may be held without notice.
Section 10. Special Meetings and Notice. Special meetings of the Board of Directors may be called (a) by the Chairman of the Board on at least twenty-four (24) hours prior notice to each director, or (b) upon the request of at least one-third of the directors, by the Secretary on at least twenty-four (24) hours prior notice to each director. Notice may be given either personally, by telephone, by mail, by telecopy, or by e-mail. Notice need not be given to any director if waived by him or her in accordance with these Bylaws, or if he or she shall be present at the meeting.
Section 11. Chairman of the Board; Lead Director. The Chairman of the Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors. If the Chairman of the Board is not considered by the Board of Directors to be an independent director, the independent directors will elect one to serve as Lead Director. The Lead Director, if any, will chair meetings of independent directors, will facilitate communications between other members of the Board of Directors and the Chairman of the Board, and will assume other duties that the independent directors as a whole may designate from time to time.
Section 12. Quorum, Required Vote, and Adjournment. At all meetings of directors, fifty percent (50%) of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting in which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by Delaware General Corporation Law or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 13. Emergencies. Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Article III, Section 13 shall apply.
(a) Any director or the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Secretary of the corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b) One-third (1/3) of the directors (rounded down to the nearest whole number) shall constitute a quorum, which may in all cases act by majority vote; provided that in no event shall less than three (3) directors constitute a quorum.
(c) Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the corporation to serve as directors of the corporation while this Article III, Section 13 applies.
(d) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Article III, Section 13 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the Delaware General Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the corporation in an emergency in what it considers to be in the best interests of the corporation.
(e) No director, officer or employee acting in good faith in accordance with this Article III, Section 13 or otherwise pursuant to Section 110 of the Delaware General Corporation Law shall be liable except for willful misconduct.

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(f) This Article III, Section 13 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the corporation immediately prior to the emergency to resume management of the business of the corporation.
(g) The Board of Directors may modify, amend or add to the provisions of this Article III, Section 13 in order to make any provision that may be practical or necessary given the circumstances of the emergency.
The provisions of this Article III, Section 13 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) of this Article III, Section 13 with regard to action taken prior to the time of such repeal or change.
Section 14. Remuneration. The Board of Directors shall have the authority to fix the compensation of directors by written resolution. The Board of Directors may also provide that the corporation shall reimburse each director for any expenses paid by him or her for attendance at any meeting. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent, or otherwise, and receiving compensation therefor.
COMMITTEES OF DIRECTORS
Section 15. Committees of the Board. The corporation shall have the following committees: (a) Audit Committee; (b) Compensation Committee; and (c) Nominating and Governance Committee. Each committee shall consist of at least a majority of independent directors as required by the rules and regulations of the New York Stock Exchange, any other exchange on which the Company’s securities are traded, the Exchange Act, and other rules and regulations promulgated by the SEC. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate other committees, and each such other committee shall consist of two or more of the directors of the corporation. Such committee or committees (including the members thereof) shall serve at the pleasure of the Board of Directors and have such name or names and have as many members as may be determined from time to time by resolution adopted by the Board of Directors. Any member of the Board of Directors may participate in the meetings of any such committee, subject to the approval of the chairman of such committee. The Board of Directors shall adopt a charter for each committee it designates (other than special committees), and each committee shall assess the adequacy of such charter annually and recommend any changes to the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 16. Quorum and Voting. At any meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of a committee.
GENERAL
Section 17. Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
Section 18. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Article III, Section 18 shall constitute attendance and presence in person at the meeting of the person or persons so participating.
ARTICLE IV
NOTICE
Section 1. Notice. Whenever a notice is required to be given to any director or stockholder by any provision of law, these Bylaws, or the Certificate of Incorporation, the requirement shall not be construed to mean personal notice, but such notice may be given in writing, in person, or by mail, addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage paid thereon, and such notice shall be deemed to be given at the time when it shall be deposited in the United States mail. Notice to stockholders and directors may also be given in any manner permitted by these Bylaws and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.
Section 2. Waiver of Notice. Whenever a notice is required to be given by any provision of law, these Bylaws, or the Certificate of Incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated

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therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 3. Authorized Notices. Unless otherwise specified in these Bylaws, the Secretary or such other person(s) as the Chairman of the Board designates shall be authorized to give notices for the corporation.
ARTICLE V
OFFICERS
Section 1. Positions. The officers of the corporation may consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, or Group Vice Presidents), a Secretary, and a Treasurer as appointed by the Board of Directors or Chief Executive Officer. The corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board of Directors or Chief Executive Officer may deem necessary for its business from time to time. The Board of Directors shall also have the authority to designate officers as the Chief Financial Officer, Chief Operating Officer, Controller, or similar such titles. Any two or more offices may be held by the same person.
Section 2. Appointment. The officers of the corporation may be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or at any other time. At any time and from time to time the Board of Directors may delegate to any officer their power to appoint any other officer or agent.
Section 3. Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors. The Chairman shall advise and counsel the Chief Executive Officer and other officers of the corporation, and shall exercise such powers and perform such duties that shall be assigned to or required of him or her by the Board of Directors. The Chairman of the Board may be an executive officer of the corporation. The Vice Chairman of the Board, if any is elected or appointed, shall assume the duties and powers of the Chairman of the Board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.
Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the corporation, shall see that all orders, actions, and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with these Bylaws, such other authorities and duties prescribed by the Board of Directors. The Chief Executive Officer shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents.
Section 5. Secretary and Assistant Secretary. The Secretary shall record all proceedings of the stockholders, of the Board of Directors, and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all writings of or related to action by stockholder or director consent. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He or she shall have such other duties and powers as designated by the Board of Directors or the Chief Executive Officer. Any Assistant Secretaries shall have such duties and powers as designated by the Board of Directors, the Chief Executive Officer, or the Secretary.
Section 6. Treasurer and Assistant Treasurer. Except as otherwise voted by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as designated by the Board of Directors or Chief Executive Officer. Any Assistant Treasurers shall have such duties and powers as designated by the Board of Directors, Chief Executive Officer, or Treasurer.
Section 7. Authority and Duties of Other Officers. Subject to the Delaware General Corporation Law, the Certificate of Incorporation, and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth in this Article V, such duties and powers as are commonly incident to such office and such additional duties and powers as prescribed by the Board of Directors, the Chief Executive Officer, or by an officer authorized by the Board of Directors to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to the review by the Board of Directors but shall be in full force and effect in the absence of such review.
Section 8. Term of Office. Each officer shall hold office until a successor shall have been appointed and qualified or until his or her earlier death, resignation, or removal.
Section 9. Compensation and Contract Rights. The Board of Directors shall have the authority to (a) fix the compensation, whether in the form of salary, bonus, stock options, stock awards, or otherwise, of all officers and employees of the

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corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) authorize officers of the corporation to fix the compensation of subordinate employees; provided, however, that the Compensation Committee shall fix the compensation of the “Named Executive Officers” as defined by the Exchange Act. The appointment of an officer shall not of itself create contract rights.
Section 10. Resignation or Removal. Any officer of the corporation may resign at any time by giving written notice to the Board of Directors. Any such resignation shall be effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of the officer. The Board of Directors may, by majority vote, remove any officer, with or without cause. An officer duly appointed by the Chief Executive Officer or other officer may be removed by such appointing officer. The removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 11. Vacancies. If any office becomes vacant by any reason, the Board of Directors may (a) appoint a successor or successors who shall hold office for the unexpired term or (b) leave such office vacant.
Section 12. Reservation of Authority. All other powers not expressly delegated or provided for herein, or in the Delaware General Corporation Law, to any officer are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.
ARTICLE VI
INDEMNIFICATION
Section 1. Damaged and Expenses. To the full extent permitted by law, the corporation shall indemnify and pay the expenses of any party who is or was made, or threatened to be made, a party to any action or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director, officer, or employee of the corporation or served any other corporation, trust, or enterprise in any capacity at the request of the corporation.
Section 2. Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors.
Section 3. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.
Section 4. Merger or Consolidation. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VII
CERTIFICATES OF STOCK
Section 1. Right to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder. If the corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, option, or other special rights of each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation will issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

2022 Proxy Statement B-23

Section 2. Electronic or facsimile signatures. Any or all of the signatures on the certificate may be electronic or facsimile. In case any officer, transfer agent, or registrar who has signed or whose electronic or facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation or to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft, or destruction of any such certificate or the issuance of such new certificate.
Section 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not provided by the Delaware General Corporation Law.
ARTICLE VIII
GENERAL PROVISIONS
Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock or other securities.
Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum(s) as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3. Checks. All checks or demands for money and promissory notes of the corporation shall be signed by such officer(s) or such other person(s) as the Board of Directors may prescribe from time to time.
Section 5. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.
Section 6. Corporate Seal. The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.
Section 7. Certificate of Incorporation. These Bylaws are subject to the terms of the Certificate of Incorporation.
ARTICLE IX
AMENDMENTS
These Bylaws may be amended, altered, or repealed or new bylaws adopted only in accordance with the Certificate of Incorporation and any other requirements specified in these Bylaws.

B-24	2022 Proxy Statement

TYLER TECHNOLOGIES, INC.
ATTN: BRIAN MILLER
5101 TENNYSON PARKWAY
PLANO, TX 75024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/11/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TYL2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/11/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Glenn A. Carter
02) Brenda A. Cline
03) Ronnie D. Hawkins, Jr.
04) Mary L. Landrieu
05) John S. Marr, Jr.
06) H. Lynn Moore, Jr.
07) Daniel M. Pope
08) Dustin R. Womble

The Board of Directors recommends you vote FOR proposals 2 through 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000552641_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com

TYLER TECHNOLOGIES, INC.
Annual Meeting of Shareholders
May 12, 2022 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice, dated April 7, 2022, of the Annual Meeting of Shareholders in Tyler Technologies, Inc. (the "Company") to be conducted via live webcast at www.virtualshareholdermeeting.com/TYL2022 on May 12, 2022, at 9:00 a.m. Central Time, and the Proxy Statement in connection therewith, and (2) appoints John S. Marr, Jr. and H. Lynn Moore, Jr., and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned to vote upon and act with respect to, all of the shares of Common Stock of the Company at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting or any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitute or any of them may lawfully do by virtue hereof.

0000552641_2 R1.0.0.24

Continued and to be signed on reverse side